                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)

         Filed by the registrant /X/

         Filed by a party other than the registrant

         Check the appropriate box:

        /X/Preliminary proxy statement

        / /Definitive proxy statement

        / /Definitive additional materials

        / /Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Reconditioned Systems, Inc.
                (Name of Registrant as Specified in Its Charter)

                           Reconditioned Systems, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

        / / $125 per Exchange Act Rule 0-11(c)(ii), 14a-6(i)(1), or 14a-6(j)(2)
            or Item 22(a)(2) of Schedule 14A.

        / /$500 per each party to the controversy pursuant to Exchange Act Rule
           14a-6(i)(3).

        / /Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- - --------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

         (5) Total fee paid:

- - --------------------------------------------------------------------------------

       /X/Fee paid previously with preliminary materials.

       / /Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

- - --------------------------------------------------------------------------------

         (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------

         (3) Filing party:

- - --------------------------------------------------------------------------------

         (4) Date filed:

- - --------------------------------------------------------------------------------

                              P R E L I M I N A R Y

                           RECONDITIONED SYSTEMS, INC.

                                444 WEST FAIRMONT
                              TEMPE, ARIZONA 85282

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 15, 1996

To the Stockholders of Reconditioned Systems, Inc.:

         The 1996 Annual Meeting of Stockholders of Reconditioned Systems, Inc., an Arizona corporation (the "Company"), will be held at Reconditioned Systems, Inc., 444 West Fairmont, Tempe, Arizona 85282, on Monday, July 15, 1996 at 8:00 a.m., Mountain Standard Time, for the following purposes:

         1. To consider and act upon a proposal (the "Preferred Stock Proposal") to amend the Company's Articles of Incorporation to provide for the automatic conversion, on July 19, 1996, of each outstanding share of the Company's Series A Convertible Preferred Stock, no par value (the "Preferred Stock"), together with any and all accrued but unpaid dividends through the conversion date, into 13 shares of the Company's Common Stock, no par value (the "Common Stock");

         2. If the Preferred Stock Proposal is approved by the Stockholders, to consider and act upon a proposal to amend the Company's Articles of Incorporation to effect a six-to-one reverse stock split of the Company's presently issued shares of Common Stock (including the shares of Common Stock into which the Preferred Stock will be converted pursuant to the Preferred Stock Proposal);

         3. Whether or not the Preferred Stock Proposal is approved by the Stockholders, to consider and act upon a proposal to amend the Company's Articles of Incorporation to make certain technical corrections and to eliminate, in certain circumstances, the liability of directors to the Company and the Stockholders;

         4. Whether or not the Preferred Stock Proposal is approved by the Stockholders, to consider and act upon a proposal to amend and restate the Company's Bylaws;

         5.       To elect three directors to the Board of Directors;

         6. To consider and act upon a proposal to ratify the appointment of Semple & Cooper, PLC as the Company's independent public accountants for the fiscal year ending March 31, 1997; and

         7. To transact such other business as may properly come before the meeting.

         Only Stockholders of record at the close of business on June 21, 1996 are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock and holders of Preferred Stock as of such date are entitled to vote on all of the above proposals. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of Stockholders entitled to vote at the Annual Meeting will be open for inspection at the Annual Meeting and will be open for inspection at the offices of Reconditioned Systems, Inc., 444 West Fairmont, Tempe, Arizona 85282 during ordinary business hours for ten days prior to the meeting. Holders of Preferred Stock are entitled to dissenters' rights under Arizona law with respect to the Preferred Stock Proposal. See "DISSENTERS' RIGHTS."

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                             By Order of the Board of Directors,

Tempe, Arizona                                         Edward J. Cain, Secretary
___________, 1996

                                 PROXY STATEMENT
                                       OF
                           RECONDITIONED SYSTEMS, INC.
                                444 WEST FAIRMONT
                              TEMPE, ARIZONA 85282

                        --------------------------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Reconditioned Systems, Inc., an Arizona corporation (the "Company"), of proxies for use at the 1996 Annual Meeting of Stockholders to be held on July 15, 1996, at 8:00 a.m., Mountain Standard Time. The Annual Meeting will be held at Reconditioned Systems, Inc., 444 West Fairmont, Tempe, Arizona 85282.

         This Proxy Statement and the accompanying form of proxy are being first mailed to Stockholders on or about June 25, 1996. The Stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (i) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; (ii) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or
(iii) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy which is not revoked will be voted at the Annual Meeting in accordance with the Stockholder's instructions. If a Stockholder returns a properly signed and dated proxy card but does not mark any choices on one or more items, his or her shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the Annual Meeting.

         Proxies will be solicited from the Company's Stockholders by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. It is possible that directors, officers and regular employees of the Company may make further solicitation personally or by telephone, telegraph or mail. Directors, officers and regular employees of the Company will receive no additional compensation for any such further solicitation.

         Only holders (the "Stockholders") of the Company's Common Stock, no par value (the "Common Stock"), and the Company's Series A Convertible Preferred Stock, no par value (the "Preferred Stock"), at the close of business on June 21, 1996 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 1,620,500 shares of Common Stock outstanding and 555,555 shares of Preferred Stock outstanding. Each share of Common Stock and each share of Preferred Stock is entitled to one vote on each matter to be considered at the Annual Meeting. In addition, with respect to Proposal One only, each holder of Preferred Stock also is entitled to one vote per share, with the holders of the Preferred Stock voting as a class. A majority of the outstanding shares of Common Stock and Preferred Stock, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting; provided, however, that with respect to Proposal One, in addition to such quorum there must also be present in person or represented by proxy at the Annual Meeting a majority of the outstanding shares of Preferred Stock.

         The affirmative vote of holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting and the affirmative vote of holders of a majority of the outstanding shares of Preferred Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting are required for approval of Proposal One. The affirmative vote of holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of Proposals Two, Three, Four and Six. The affirmative vote of holders of a plurality of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of the election of directors pursuant to Proposal Five. It is expected that shares held by officers and directors of the Company, which in the aggregate represent approximately 30.1% of the outstanding shares of Common Stock and Preferred Stock combined, will be voted in favor of each of Proposals One through Six. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals except Proposal Five relating to the election of directors. Abstentions are included in the determination of the number of shares represented for a quorum. Abstentions will have the effect of a negative vote on a proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or whether a proposal has been approved. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Stockholders voting on the election of directors may cumulate their votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the Stockholder's shares are entitled, or may distribute their votes on the same principle among as many candidates as they choose, provided that votes cannot be cast for more than the total number of directors to be elected at the meeting. As indicated in the proxy accompanying this Proxy Statement, discretionary power to cumulate votes is being solicited. In order to cumulate votes, at least one Stockholder must announce, prior to the casting of votes for the election of directors, that he or she intends to cumulate votes. Proxies will be tabulated by the Company with the assistance of the Company's transfer agent. The Company will, in advance of the Annual Meeting, appoint one or more Inspectors of Election to count all votes and ballots at the Annual Meeting and make a written report thereof.

SECURITY OWNERSHIP OF CERTAIN PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information, as of June 1, 1996, with respect to the number of shares of the Company's equity securities beneficially owned by individual directors, by all directors and officers of the Company as a group and by persons known to the Company to own more than 5% of the Company's voting stock, which includes the Common Stock and the Preferred Stock.

- - ----------------------------------------------------------------------------------------------------------------------------
                                                                           Common
                                                                         Shares and                   Common
                                                                         Preferred                 Shares After
                                                                           Shares-                   Automatic
                                       Percent                 Percent    Combined      Percent     Conversion      Percent
Name and Address of      Common        of      Preferred       of         Voting          of       and Reverse       of
Beneficial Owner         Shares       Total      Shares       Total       Power(1)      Total(1)   Stock Split(2)  Total(2)
- - ----------------------------------------------------------------------------------------------------------------------------
Charles R. Johnson      300,000       18.5%        0           0%         300,000       13.8%        50,000         3.4%
7458 East Vista
Scottsdale, AZ 85250
- - ----------------------------------------------------------------------------------------------------------------------------
Robert L. Campbell      300,000       18.5%        0           0%         300,000       13.8%        50,000         3.4%
5345 East McLellan, #100
Mesa, AZ 85205
- - ----------------------------------------------------------------------------------------------------------------------------
Edward J. Cain          300,000       18.5%        0           0%         300,000       13.8%        50,000         3.4%
8565 East Peppertree Lane
Scottsdale, AZ 85253
- - ----------------------------------------------------------------------------------------------------------------------------
Larry Henry            150,100       9.3%          0           0%         150,100        6.9%        25,017         1.7%
4000 Vanstone
Commerce Township, MI  48150
- - ----------------------------------------------------------------------------------------------------------------------------
Wayne Collignon            100           *         0           0%             100          *            17             *
444 West Fairmont
Tempe, AZ 85282
- - ----------------------------------------------------------------------------------------------------------------------------
Dirk Anderson              0           0%          0           0%            0            0%            0             0
444 West Fairmont
Tempe, AZ 85282

                                       -2-

- - ------------------------------------------------------------------------------------------------------------------------------------
Quota Fund N V Balto            0           0%        209,622      37.7%        209,622        9.6%        454,181        30.8%
888 Seventh Avenue
33rd Floor
New York, NY 10106
- - --------------------------------------------------------------------------------------------------------------------------------
Granite Capital                 0           0%        106,669      19.2%        106,669        4.9%        231,117        15.7%
126 East 56th Street
25th Floor
New York, NY 10022
- - ---------------------------------------------------------------------------------------------------------------------------------
E. &. W. Zachs                  0           0%        66,666       12.0%        66,666         3.1%        144,443        9.8%
Partnership
40 Woodland Street
Hartford, CT 06105
- - ---------------------------------------------------------------------------------------------------------------------------------
Scott W. Ryan                 10,110         *        44,444        8.0%        54,554         2.5%        97,979         6.6%
111 Presidential Boulevard
Suite 246
Bala Cynwyd, PA 19004
- - ------------------------------------------------------------------------------------------------------------------------------------
All directors and officers   610,210       37.7%      44,444        8.0%        654,654       30.1%        197,997        13.4%
  as a group (five persons)
- - ------------------------------------------------------------------------------------------------------------------------------------

- - ---------------
*        Less than 1%.

(1) Based on 2,176,055 shares of Common Stock and Preferred Stock outstanding in the aggregate. This information is provided because the holders of the Common Stock and the holders of the Preferred Stock vote together as a single class on each of the proposals presented to the Stockholders in this Proxy Statement.

(2) 1,473,788 shares of Common Stock will be outstanding after giving effect to the conversion of each share of Preferred Stock into 13 shares of Common Stock and the subsequent six-to-one reverse stock split of the Common Stock (including the shares of Common Stock into which the Preferred Stock was converted). This information is provided to illustrate the voting power of the named persons following the conversion of the Preferred Stock into Common Stock and the reverse stock split.

                                  PROPOSAL ONE:
                 CONVERSION OF PREFERRED STOCK INTO COMMON STOCK

THE PREFERRED STOCK PROPOSAL

         For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its Stockholders will be served by automatically converting, on July 19, 1996 (the "Conversion Effective Date"), each outstanding share of the Company's Preferred Stock, together with any and all accrued but unpaid dividends through the Conversion Effective Date, into 13 shares of the Company's Common Stock (the "Preferred Stock Proposal"). The Board of Directors has unanimously approved and recommends a vote for the Preferred Stock Proposal.

         On the date of this Proxy Statement, there were 555,555 shares of Preferred Stock outstanding. The holders of the Preferred Stock are entitled to receive dividends at the rate of $0.405 per share per annum. Such dividends are payable when and as declared by the Board of Directors, quarterly on February 1, May 1, August 1, and November 1 of each and every year. For the reasons described below, the Company has not paid any quarterly dividend payments since February 1995, and, therefore, was in arrears in the amount of approximately $280,000 in the payment of accrued dividends on the outstanding Preferred Stock as of May 21, 1996. As set forth below, the Company is unable to pay the dividends currently in arrears and will not be able to pay the dividends that will accrue in the foreseeable future on the Preferred Stock. Because the Company is and will be unable to make such dividend payments, the Board of Directors believes that it will be in the best interests of the Company and its Stockholders, including both the holders of the Preferred Stock and the holders of the Common Stock, to convert the outstanding Preferred Stock into Common Stock.

         Each share of the Preferred Stock is convertible, at the option of the holder and without the payment of any additional consideration by the holder, at any time into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.50 by the Conversion Price (as defined below) in effect on the date the certificate representing such share is surrendered for conversion. The price at which shares of Common Stock are deliverable upon conversion of shares of the Preferred Stock (the "Conversion Price") initially was $4.50 per share of Common Stock, subject to adjustment as provided in the Articles of Incorporation. As of the date of this Proxy Statement, no event has occurred that would cause any adjustment to the Conversion Price. Accordingly, each share of Preferred Stock is currently convertible at the option of the holder thereof into one share of Common Stock. Because the Preferred Stock Proposal, if approved, will result in each share of Preferred Stock being converted into 13 shares of Common Stock, each share of Preferred Stock will receive a premium of 12 shares of Common Stock per share of Preferred Stock as compared to what would have been received had the Preferred Stock been voluntarily converted at the option of the holder pursuant to the existing terms of the Preferred Stock.

         Each share of Preferred Stock also is convertible at the option of the Company into shares of Common Stock at the Conversion Price (as defined in the previous paragraph) if the average closing bid price of the Common Stock on Nasdaq for any five consecutive trading days equals or exceeds an amount equal to 1.75 times the then effective Conversion Price. Because the average bid price of the Company's Common Stock has not equalled or exceeded such amount at any time since the issuance of the Preferred Stock, the Preferred Stock has never become convertible at the option of the Company.

REASONS FOR THE PREFERRED STOCK PROPOSAL AND THE COMPANY'S METHOD OF ESTABLISHING THE CONVERSION RATIO

         The Board of Directors believes that the Preferred Stock Proposal is critical to the continued viability of the Company. The Board further believes that future operating income must be invested in the business for the Company to return to sustained, profitable operations.

         During the fiscal years ended March 31, 1995 and March 31, 1996, the Company incurred net losses of $2,015,008 and $1,728,052 respectively. In substantial part due to these losses, the Company's lender required principal reductions to its line of credit from $1,250,000 to $500,000 between August 1994 and August 1995 and then elected not to renew the line. The lack of available credit, in turn, adversely affected the Company's operations in terms of higher inventory costs and lower margins, resulting in further operating losses. With the advice of an independent consultant, the Company sought a new credit facility and considered various alternatives to return to profitable operations, including the sale of certain of its operating subsidiaries, liquidation of such subsidiaries, and bankruptcy protection for the Company. The Board of Directors determined to adopt a restructuring plan to downsize the Company to its original core operations which have historically been profitable. The restructuring plan resulted in significant charges. For the quarter ended December 31, 1995, the Company generated net income of approximately $7,000, although the Preferred Stock dividend accumulation resulted in a net loss applicable to Common Stock of approximately $50,000. For the quarter ended March 31, 1996, the Company generated net income of approximately $29,000, although the Preferred Stock dividend accumulation resulted in a net loss applicable to Common Stock of approximately $27,000. See "Financial and Other Information - Management's Discussion and Analysis of Financial Condition and Results of Operations."

         As part of its analysis of the Company's financial condition described in the preceding paragraph, the Board of Directors discussed with its consultant the Company's obligations on the outstanding Preferred Stock. The Board considered that: (i) the Company's operating income was insufficient to make the four Preferred Stock dividend payments made since the stock was issued; (ii) due to insufficient operating income, the Company had not made its last five scheduled dividend payments; (iii) the dividend arrearage on the Preferred Stock was approximately $280,000 as of May 21, 1996; and (iv) the Company did not have the operating income or the borrowing capacity to pay this amount or any future dividends for the foreseeable future. In negotiations with lenders for the establishment of a new credit facility, all lenders advised the Company that the loan covenants would include both a prohibition of the payment of dividends and an affirmative obligation to recapitalize the Company. The Board concluded that the dividend arrearage and the cumulative nature of the Preferred Stock dividend had and would continue to have a negative effect on the Company's ability to borrow money necessary to finance its operations, placed the continued viability of the Company at risk, and made the Company unattractive to investors, resulting in decreasing prices of and little trading in the Common Stock to the detriment of all Stockholders. The Board determined that the Company's only viable options consisted of a Stockholder-approved reorganization of the capital structure or a bankruptcy reorganization, in either case removing the burden of the Preferred Stock dividend. The perceived negative effects of a bankruptcy reorganization in terms of lost customer confidence and possible loss of key employees on account of the uncertainty of a bankruptcy action caused the Board to reject that course of action in favor of a Stockholder-approved reorganization, the key element of which would be the conversion of the Preferred Stock to Common Stock.

         Any amendment to the terms of the Preferred Stock, including a conversion to Common Stock, requires the consent of the Preferred Stockholders as described in this Proxy Statement. The conversion ratio and the resulting premium to the Conversion Price being offered to the Preferred Stockholders were determined by negotiations between the Company and the Preferred Stockholders. In the negotiation process the Board engaged in the liquidation analysis set forth in the following paragraph. The Board believed that a liquidation analysis was the most relevant analysis because the Company had no positive earnings or cash flow to use as the basis for a valuation method and the liquidation analysis would have been utilized had the Company instead elected to file for protection under the bankruptcy laws. The Board did not seek an independent valuation in establishing the conversion ratio or determining whether the Preferred Stock Proposal is fair to all Stockholders because the Board ultimately determined: (i) if the Company filed for bankruptcy or were to dissolve and liquidate, the holders of Common Stock would take nothing; (ii) negotiations with the holders of Preferred Stock were likely to result in some continuing interest of the holders of the Common Stock; and (iii) the cost of obtaining an independent valuation was deemed prohibitively expensive in light of factors (i) and (ii) given the cash position and financial condition of the Company at the time.

         At March 31, 1996, the Company's stockholders' equity was $1,176,788. Under the current situation, stockholders' equity must exceed $2,780,000 for the holders of Common Stock to share in the Company's assets upon liquidation. The Company did not engage in an independent appraisal to determine whether the fair market value of its assets was equal to the book value of those assets, because the Company believed, based on its experience in restructuring its subsidiaries, that the liquidation value of inventory and equipment would not exceed the book value of those assets. If the Company were liquidated currently at book value, the holders of the Common Stock would take nothing. If the Preferred Stock Proposal is approved, the current holders of Preferred Stock would own 81.7% of the Common Stock and the holders of the existing Common Stock would own 18.3% after the conversion. In order for the holders of the Common Stock to receive 18.3% of the distributions to the Stockholders upon liquidation if the Preferred Stock is not converted into Common Stock as contemplated by the Preferred Stock Proposal, the Company would have to be able to sell its assets for approximately $3,335,000 upon liquidation, an amount substantially in excess of the Company's present book value.

         The Preferred Stock Proposal allows all existing Stockholders the opportunity to participate in the future of the Company. The Board of Directors believes that the Preferred Stock Proposal is fair to and in the best interests of the Preferred Stockholders because it provides them a substantial premium to the Conversion Price, and that it is fair to and in the best interests of the Common Stockholders because it provides them an 18.3% participation in the Company's future as compared to the 0% they would take were the Company liquidated currently at book value.

         The Company was able to secure a new credit facility in February 1996. If the Preferred Stock Proposal is not approved, the Company will be in default under its existing line of credit, and will likely be required to seek a new source of financing. There can be no assurance that a new source of financing will be available to the Company on reasonable terms or at all. If no reasonable financing becomes available to the Company, the ability of the Company to continue its operations will be materially and adversely impacted.

AMENDMENT TO ARTICLES OF INCORPORATION

         If the Stockholders approve the Preferred Stock Proposal, the Company's Articles of Incorporation will be amended to add the following provision relating to the automatic conversion of the Preferred Stock into Common Stock on the Conversion Effective Date:

                  "(l) Automatic Conversion on July 19, 1996. Notwithstanding any other provision of Article V.E. of these Articles of Incorporation, effective at 12:01 MST on July 19, 1996 (the "Conversion Effective Date"):

                           (i) the outstanding shares of Series A Convertible
                  Preferred Stock, together with any and all accrued but unpaid dividends through the Conversion Effective Date (the "Accrued Dividends"), shall automatically be converted into shares of Common Stock on the basis of 13 shares of Common Stock for each share of Series A Convertible Preferred Stock and Accrued Dividends thereon;

                           (ii) the holders of Series A Convertible Preferred
                  Stock shall no longer be entitled to receive dividends on the Series A Convertible Preferred Stock, shall no longer be entitled to any liquidation preference, shall no longer be entitled to elect a Default Director to the Company's Board of Directors during Dividend Defaults, and shall no longer have any of the other rights associated with the Series A Convertible Preferred Stock;

                           (iii) Article V.E. of these Articles of Incorporation
                  shall terminate and be of no further force or effect, except that the provisions of this Article V.E.4(l) shall continue to apply;

                           (iv) each stock certificate representing issued and
                  outstanding shares of Series A Convertible Preferred Stock will automatically represent the proportionate number of shares of Common Stock. The holders of Series A Convertible Preferred Stock may, but are not required to, exchange their existing Series A Convertible Preferred Stock certificates for certificates representing the proportionate number of shares of Common Stock. If not exchanged earlier, the Series A Convertible Preferred Stock certificates will be exchanged for certificates representing the proportionate number of shares of

                  Common Stock at such time as a holder surrenders the certificates for the purpose of transferring shares to another person; and

                           (v) the 555,555 shares of Series A Convertible
                  Preferred Stock which were issued shall be cancelled and shall not be available for future issuance."

         If the Stockholders approve the Preferred Stock Proposal, the above amendment to the Company's Articles of Incorporation will become effective upon the filing of articles of restatement with the Arizona Corporation Commission (the "Corporation Commission"). The articles of restatement will restate the Company's Articles of Incorporation to give effect to the amendment made pursuant to this Preferred Stock Proposal and, to the extent such amendments are approved by the Stockholders, to the amendments made pursuant to Proposals Two and Three. The Company's Fourth Amended and Restated Articles of Incorporation (the "Restated Articles"), as they will appear if each of Proposals One, Two, and Three is approved by the Stockholders, are attached as Exhibit 1. If any of such proposals is not approved by the Stockholders, the Articles of Incorporation will be restated to give effect only to such of those proposals as are approved by the Stockholders.

EFFECTS OF PREFERRED STOCK PROPOSAL

         If the Stockholders approve the Preferred Stock Proposal, on the Conversion Effective Date the outstanding shares of Preferred Stock, together with any and all accrued but unpaid dividends through the Conversion Effective Date, will automatically be converted into shares of Common Stock on the basis of 13 shares of Common Stock for each share of Preferred Stock AND THE HOLDERS OF PREFERRED STOCK WILL NO LONGER BE ENTITLED TO RECEIVE DIVIDENDS ON THE PREFERRED STOCK, WILL NO LONGER BE ENTITLED TO ANY LIQUIDATION PREFERENCE, WILL NO LONGER BE ENTITLED TO ELECT A DIRECTOR TO THE COMPANY'S BOARD OF DIRECTORS DURING CERTAIN DIVIDEND DEFAULTS, AND WILL NO LONGER HAVE ANY OF THE OTHER RIGHTS ASSOCIATED WITH THE PREFERRED STOCK. Each stock certificate representing issued and outstanding shares of Preferred Stock will automatically represent the proportionate number of shares of Common Stock. The holders of Preferred Stock may, but are not required to, exchange their existing Preferred Stock certificates for certificates representing the proportionate number of shares of Common Stock. If not exchanged earlier, the Preferred Stock certificates will be exchanged for certificates representing the proportionate number of shares of Common Stock at such time as a holder surrenders the certificates for the purpose of transferring shares to another person.

LISTING OF SHARES AND RESALE RIGHTS

         If the Preferred Stock Proposal is approved, the Company will seek to cause the additional shares of Common Stock issued in the conversion to be listed on the Nasdaq Small Cap Market. Nasdaq has advised the Company that it is out of compliance with certain requirements of its listing. The Board of Directors believes that the Nasdaq listing is a valuable asset for the Stockholders because it increases the liquidity of the Common Stock and makes it easier for Stockholders to obtain accurate quotations as to the market value of the Common Stock. Accordingly, the Board will use reasonable efforts to cause the Company to comply with the requirements of continued listing. There can be no assurance, however, that the Board will be successful in maintaining the Company's Common Stock listing on the Nasdaq Small Cap Market. In this regard, the Company is aware of recent pronouncements by Nasdaq in response to unusual trading in certain lower-priced securities on the Small Cap Market to significantly increase the continued listing requirements. While no specific proposals have been communicated to date, any material increase in the quantitative listing standards likely will have an adverse effect on the Company's ability to maintain its Small Cap Market listing.

         The shares of Common Stock to be issued to the holders of the Preferred Stock will be restricted securities within the meaning of Rule 144 promulgated pursuant to the Securities Act of 1933, as amended. Under Rule 144, the period during which the shares of Preferred Stock was held will be treated as the holding period for the new shares of Common Stock to be issued, so that any Preferred Stockholder who desires to publicly resell shares of Common Stock may do so in reliance upon and subject to the terms and conditions of Rule 144. Under Rule 144 as presently in effect, a person (or persons whose shares are aggregated), including persons deemed to be affiliates of the Company, whose restricted securities have been fully paid for and held at least two years from the latter of the date of issuance by the Company or acquisition from an affiliate, may sell such shares in brokers' transactions or directly to market makers, provided that the number of shares sold within any three-month period does not exceed the greater of 1% of the then outstanding shares of Common Stock (approximately 88,427 shares after approval of the Preferred Stock Proposal but before approval of Proposal Two and approximately 14,738 shares after approval of both the Preferred Stock Proposal and Proposal
Two) or the average weekly trading volume in the Common Stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain provisions relating to notice of sale and availability of current public information about the Company. Further, under Rule 144(k), after three years have elapsed from the latter of the issuance of the restricted securities by the Company or their acquisition from an affiliate, a holder of such restricted shares who is not an affiliate of the Company at the time of the sale and has not been an affiliate of the Company for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and the other conditions described above.

         Under Arizona law, the holders of the Preferred Stock may dissent from and obtain payment of the fair value of their shares if the Preferred Stock Proposal is consummated. See "DISSENTERS' RIGHTS."

THE COMPANY'S CAPITAL STRUCTURE

         The following table illustrates the principal effects on the Company's outstanding capital stock, without giving effect to the six-to-one reverse stock split contemplated by Proposal Two, of converting the Preferred Stock into Common Stock:

                                         NUMBER OF SHARES OF CAPITAL STOCK

                                    Prior to            After
                                    Conversion          Conversion
                                    ----------          ----------
Common
- - ------
Authorized                          20,000,000         20,000,000
Issued(1) and outstanding            1,620,500          8,842,728
Available for
   future issuance                  18,379,500         11,157,272

Preferred
- - ---------
Authorized                          10,000,000         10,000,000
Issued and outstanding -
   Series A                            555,555              0
Cancelled                                 0               555,555
Available for
   future issuance                   9,444,444          9,444,444

- - ---------------
(1)      Excludes 800 shares held in treasury.

         The following table illustrates the principal effects on the loss per share and book value of the Company's capital stock, without giving effect to the six-to-one reverse stock split contemplated by Proposal Two, of converting the Preferred Stock into Common Stock.

                               LOSS AND BOOK VALUE OF CAPITAL STOCK PER COMMON SHARE

                                                        After
                                     Prior to         Conversion
                                    Conversion        (Pro Forma)
                                    ----------        -----------
Loss per common share
for the year ended
March 31, 1995                          (1.38)            (0.25)

Loss per common share
for the year ended
March 31, 1996                          (1.23)            (0.22)

Book value per common share
as of March 31, 1996                     0.73              0.13

THE COMPANY'S COMMON STOCK

         There is no public market for the Company's Preferred Stock. The Company's Common Stock is quoted on the Nasdaq Small Cap Market under the symbol "RESY." The table below summarizes the high and low bid quotations, as reported by Nasdaq, for the Common Stock during the quarters then ended:

Period                                  Low Bid            High Bid
- - ------                                  -------            --------
Fiscal Year Ended March 31, 1994
         Quarter Ended 6/30/93          3.250              4.000
         Quarter Ended 9/30/93          3.000              3.750
         Quarter Ended 12/31/93         3.000              4.375
         Quarter Ended 3/31/94          3.875              5.625

Fiscal Year Ended March 31, 1995
         Quarter Ended 6/30/94          4.500              4.750
         Quarter Ended 9/30/94          3.750              4.250
         Quarter Ended 12/31/94         3.750              4.000
         Quarter Ended 3/31/95          3.750              4.000

Fiscal Year Ended March 31, 1996
         Quarter Ended 6/30/95          2.750              4.000
         Quarter Ended 9/30/95          2.125              3.000
         Quarter Ended 12/31/95         0.250              2.125
         Quarter Ended 3/31/96          0.125              0.9375

         The above quotations represent inter-dealer quotations, do not reflect applicable markups, markdowns or commissions, and do not necessarily represent actual transactions.

         The total number of shares of Common Stock of the Company outstanding as of May 20, 1996 was 1,620,500. The number of holders of the Common Stock and Preferred Stock, including beneficial holders of shares held in street name, as of the close of business on May 20, 1996 is estimated to be 450.

         The Nasdaq Small Cap Market has advised the Company that it is out of compliance with certain requirements of its listing. The Board of Directors believes that the Preferred Stock Proposal and Proposal Two, if approved by the Stockholders, should have the effect of curing the current deficiencies in order for the Company to retain its listing under current listing standards. There can be no assurance, however, that the Company will be successful in retaining its Nasdaq Small Cap Market listing. The Company is aware of recent pronouncements by Nasdaq in response to unusual trading in certain lower-priced securities on the Small Cap Market to significantly increase the continued listing requirements. While no specific Proposals have been communicated to date, any material increase in the quantitative listing standards likely will have an adverse effect on the Company's ability to maintain its Small Cap Market Listing.

         The Company has never declared or paid any dividends on its Common Stock, and it is not anticipated that any cash dividends will be paid on the Common Stock in the foreseeable future. In addition, as of May 21, 1996, the Company's Preferred Stock dividends were $280,000 in arrears. As a result, the Company cannot pay or declare any dividend or other distribution on the Common Stock or other equity securities of the Company. Further, under the Company's new credit facility with Norwest Business Credit Inc., the Company is prohibited from paying dividends without the consent of the lender.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         A summary of the federal income tax consequences of the conversion of Preferred Stock into Common Stock as contemplated in this Preferred Stock Proposal is set forth below. The discussion is based on the present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed conversion. Income tax consequences to holders of the Preferred Stock whose shares will be converted into Common Stock may vary from the federal tax consequences described generally below. HOLDERS OF PREFERRED STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE PREFERRED STOCK PROPOSAL UNDER APPLICABLE FEDERAL, STATE AND LOCAL INCOME TAX LAWS.

         In general, for federal income tax purposes, the exchange of a corporation's outstanding preferred stock with dividends in arrears for other stock of the corporation is treated as a tax-free recapitalization, unless pursuant to such exchange there is an increase in the proportionate interests of the preferred stockholders in the assets or earnings and profits of the corporation, in which case an amount up to the amount of the dividends in arrears may be treated as a deemed, taxable distribution to the stockholders.

         The Company believes that the exchange of Common Stock for Preferred Stock resulting from the Preferred Stock Proposal will qualify as a tax-free recapitalization under the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the Company would recognize no gain or loss as a result of the conversion of Preferred Stock into Common Stock.

         With respect to the holders of the Preferred Stock whose shares will be converted into Common Stock, such holders will take a tax basis in the shares of Common Stock received equal to the basis of the Preferred Stock surrendered, decreased by the amount of any money or fair market value of any other property received, decreased or increased, as the case may be, by any gain or loss recognized on the exchange. No loss would be recognized by the holders of the Preferred Stock. Any other property received in the exchange would then have a basis equal to its fair market value. The Common Stock to be received by the holders of the Preferred Stock will not have any liquidation preference. The Company believes that the fair market value of the Common Stock will be less than or equal to the issue price of the Preferred Stock being exchanged, resulting in no gain to the holder of Preferred Stock whose Preferred Stock is converted into Common Stock.

CHANGE OF CONTROL

         If the Preferred Stock Proposal is approved, a change in control of the Company will result with the holders of the Preferred Stock acquiring approximately 81.7% of the Common Stock of the Company that will be outstanding immediately following the Conversion Effective Date.

INTEREST OF CERTAIN PERSONS

         Scott Ryan was appointed to the Board of Directors as the representative of the holders of Preferred Stock pursuant to the relevant provisions of the Company's Articles of Incorporation. Mr. Ryan indirectly owns 44,444 shares of Preferred Stock, or approximately 8% of the shares of Preferred Stock outstanding. If the Preferred Stock Proposal is approved, Mr. Ryan's Preferred Stock will be converted to Common Stock on the same basis as the other Stockholders. Mr. Ryan also owns 10,110 shares of Common Stock.

VOTING REQUIREMENTS

         Each holder of Common Stock and each holder of Preferred Stock is entitled to one vote per share held. The Preferred Stock is entitled to vote together with the Common Stock as a single class and is entitled to vote on this Proposal One only as a separate class.

         The affirmative vote of holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting and the affirmative vote of holders of a majority of the outstanding shares of Preferred Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting are required for approval of the Preferred Stock Proposal. Proxies solicited by the Board of Directors will be voted for approval of the Preferred Stock Proposal. Stockholders are not entitled to cumulate votes.

For this purpose, a Stockholder voting through a proxy who abstains with respect to approval of the Preferred Stock Proposal is considered to be present and entitled to vote on the approval of the Preferred Stock Proposal at the meeting, and is in effect a negative vote, but a Stockholder (including a broker) who does not give authority to a proxy to vote on the Preferred Stock Proposal shall not be considered present and entitled to vote on the Preferred Stock Proposal.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL ONE.

                                  PROPOSAL TWO:
                    AMENDMENT OF ARTICLES OF INCORPORATION TO
                           EFFECT REVERSE STOCK SPLIT

THE REVERSE STOCK SPLIT

         The Board of Directors believes that, if the Preferred Stock Proposal is approved, the best interests of the Company and its Stockholders will be served by further amending the Company's Articles of Incorporation to effect a six-to-one reverse stock split of the Company's presently issued shares of capital stock. The Board of Directors has unanimously approved and recommends a vote for Proposal Two.

         If the Stockholders approve the Preferred Stock Proposal and this Proposal Two, the Company's Articles of Incorporation will be amended to replace the existing provision relating to the Company's authorized capital with the following provision relating thereto:

                  "AUTHORIZED CAPITAL. This Corporation is authorized to issue two (2) classes of shares to be designated, respectively, Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is thirty million (30,000,000) shares. The total number of shares of Preferred Stock that this Corporation shall have authority to issue is ten million (10,000,000). The total number of shares of Common Stock that this Corporation shall have authority to issue is twenty million (20,000,000). Each six (6) shares of the Corporation's Common Stock issued as of the date and time immediately following the Conversion Effective Date (as such term is defined in Article V.E.4(l) of these Articles of Incorporation) (the "Split Effective Date") shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share."

         If the Stockholders approve the Preferred Stock Proposal and this Proposal Two, the above amendment to the Company's Articles of Incorporation will become effective upon the filing of articles of restatement with the Corporation Commission. The articles of restatement will restate the Company's Articles of Incorporation to give effect to the amendment made pursuant to the Preferred Stock Proposal and this Proposal Two and, to the extent such amendments are approved by the Stockholders, to the amendments made pursuant to Proposal Three. The Company's Fourth Amended and Restated Articles of Incorporation (the "Restated Articles"), as they will appear if each of Proposals One, Two, and Three is approved by the Stockholders, are attached as
Exhibit 1. If any of such proposals is not approved by the Stockholders, the Articles of Incorporation will be restated to give effect only to such of those proposals as are approved by the Stockholders.

         The proposed reverse stock split will not affect any Stockholder's proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any Stockholder, other than a relatively slight adjustment which may occur due to the rounding up of fractional shares. Likewise, the proposed reverse split will not affect the total Stockholders' equity of the Company or any components of Stockholders' equity as reflected on the financial statements of the Company except (i) to change the numbers of the issued and outstanding shares of capital stock and (ii) for a relatively slight adjustment which will occur due to the costs incurred by the Company in connection with this Proxy Statement, the Annual Meeting and the implementation of such of the proposals as are approved by the Stockholders. However, because the number of shares of capital stock that the Company is authorized to issue will not be decreased in proportion to the six-to-one decrease in the number of issued shares, the number of shares which are authorized but unissued, and the percentage of ownership of the Company represented by such shares if they are issued in the future in the discretion of the Board of Directors, effectively will be increased.

         The following table illustrates the principal effects on the Company's capital stock, after giving effect to the conversion of all issued and outstanding shares of Preferred Stock into Common Stock contemplated by the Preferred Stock Proposal, of the reverse stock split:

                       NUMBER OF SHARES OF CAPITAL STOCK

                                     Prior to                   After
                                   Reverse Split            Reverse Split
                                   -------------            -------------
Common
- - ------
Authorized                         20,000,000               20,000,000

Issued(1) and outstanding           8,842,728                1,473,788

Available for
future issuance                    11,157,272               18,526,212

Preferred
- - ---------
Authorized                         10,000,000               10,000,000

Issued and outstanding                  0                        0

Cancelled                             555,555                  555,555

Available for
future issuance                     9,444,444                9,444,444

- - ---------------
(1) Excludes 800 shares held in treasury; 134 shares after the reverse split.

         The following table illustrates the principal effects on the loss per share and book value of the Company's capital stock, after giving effect to the conversion of all issued and outstanding shares of Preferred Stock into Common Stock contemplated by the Preferred Stock Proposal, of the reverse stock split:

             LOSS AND BOOK VALUE OF CAPITAL STOCK PER COMMON SHARE

                                  Prior to                       After
                                Reverse Split                Reverse Split
                                -------------                -------------
Pro Forma Loss
per common share for the
year ended March 31, 1995       (0.25)                       (1.51)

Pro Forma Loss
per common share for the
year ended March 31, 1996       (0.22)                       (1.32)

Pro Forma Book Value
per common share as of
March 31, 1996                   0.13                         0.80

EXCHANGE OF SHARES; NO FRACTIONAL SHARES

         Pursuant to the proposed amendment, every six shares of issued capital stock would be converted and reclassified into one share of post-split capital stock, and any fractional interests resulting from such reclassification would be rounded upward to the nearest whole share. For example, a holder of 120 shares prior to the Split Effective Date (defined below) would be the holder of 20 shares at the Split Effective Date, and the holder of 100 shares prior to the Split Effective Date would be the holder of 17 shares at the Split Effective Date. The proposed reverse stock split would become effective (the "Split Effective Date") immediately following the Conversion Effective Date. Stockholders will be notified on or after the Split Effective Date that the reverse stock split has been effected. The Company's transfer agent, Harris Trust and Savings Bank, will act as the Company's exchange agent (the "Exchange Agent") for Stockholders in implementing the exchange of their certificates.

         As soon as practicable after the Split Effective Date, Stockholders will be notified and requested to surrender their certificates to the Exchange Agent in exchange for certificates representing post-split Common Stock. Stockholders will not receive certificates for shares of post-split Common Stock unless and until the certificates representing their shares of pre-split Common Stock or Preferred Stock are surrendered and they provide such evidence of ownership of such shares as the Company or the Exchange Agent may require. Stockholders should not forward their certificates to the Exchange Agent until they have received notice from the Company that the reverse stock split has become effective. Beginning on the Split Effective Date, each certificate representing shares of the Company's pre-split Common Stock or Preferred Stock will be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of post-split Common Stock.

         No service charge will be payable by Stockholders in connection with the exchange of certificates, all costs of which will be borne and paid by the Company.

         Stockholders have no right under Arizona law to dissent from the reverse stock split or to dissent from the rounding up of fractional interests resulting from the stock split.

PURPOSES OF THE REVERSE STOCK SPLIT AND EFFECTIVE INCREASE IN AUTHORIZED SHARES

         The primary objectives of the reverse stock split are to increase the market value per share of the Common Stock and to increase the liquidity of the Common Stock.

         The Company has been advised by the Nasdaq Small Cap Market that it is out of compliance with the $1.00 per share minimum bid requirement currently in effect for continued listing. Further, the Board of Directors has been advised that certain securities firms limit the extension of margin credit for, and otherwise discourage their registered representatives from recommending, the purchase of corporate securities that have a market value of less than $5.00 per share. Under the margin regulations of the Federal Reserve Board, brokers, financial institutions and certain other lenders may extend credit for the purchase of margin stock in an amount not to exceed 50% of the market value of such shares. For purposes of these regulations, the market value of the Common Stock is the closing price as reported by Nasdaq on the day preceding the extension of credit. To increase the market value, preserve the Nasdaq listing and increase the likelihood of marginability of the Common Stock, the Board of Directors has determined that a reverse stock split would be in the best interests of the Company and its Stockholders.

         Additionally, the Board of Directors believes that the current price per share of the Company's Common Stock may reduce the effective marketability of the Common Stock because of the reluctance of certain brokerage firms to recommend lower-priced stocks to their clients. Certain institutional investors have internal policies preventing the purchase of lower-priced stocks and many brokerage houses do not permit lower-priced stocks to be used as collateral for margin accounts. Further, a number of brokerage houses have polices and practices that tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions tends to have an adverse impact upon holders of lower-priced stocks because the brokerage commission on a sale of lower-priced stocks generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock.

         The Board of Directors believes that the low, per-share market price of the Common Stock impairs the marketability of the Common Stock to institutional investors and members of the investing public and creates a negative impression with respect to the Company. Many investors and market makers look upon lower-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The foregoing factors adversely affect both the pricing and the liquidity of the Common Stock. Thus, the potential increase in trading price is expected to be attractive to the financial community and the investing public.

         The Board of Directors is hopeful that the decrease in the number of shares outstanding as a consequence of the proposed reverse stock split, and the resulting anticipated increased price level, will stimulate interest in the Company's Common Stock and possibly promote greater liquidity for the Company's Stockholders. There can be no assurance, however, that there will be any greater liquidity, and it is possible that the liquidity could even be adversely affected by the reduced number of shares which would be outstanding after the proposed reverse stock split is effected.

         If the reverse stock split becomes effective, the quoted market price of the Company's stock should increase as a result of decreasing the number of shares outstanding without altering the aggregate economic interest in the Company represented by such shares. The Board believes that the increased price would be a more appropriate trading price for a company that is traded on Nasdaq and is concerned with long-term development of its business opportunities. In addition, the increase in the market price may cure the Nasdaq minimum bid price deficiency and may serve to mitigate the present reluctance, policies and practices on the part of brokerage firms referred to above and diminish the adverse impact of trading commissions on the potential market for the Company's shares. There can be no assurance, however, that the reverse stock split will achieve these desired results, that any such increase would be in proportion to the six-to-one reverse split ratio or that the per-share price level of the Common Stock immediately after the proposed reverse stock split can be maintained for any period of time. The Company is aware of recent pronouncements by Nasdaq in response to unusual trading in certain lower-priced securities on the Small Cap Market to significantly increase the continued listing requirements. While no specific proposals have been communicated to date, any material increase in the quantitative listing standards, including the minimum price, likely will have an adverse effect on the Company's ability to maintain its Small Cap Market Listing.

         A reverse stock split may result in some Stockholders owning "odd lots" of less than 100 shares. The costs, including brokerage commissions, of transactions in odd lots are generally higher than the costs in transactions in "round lots" of even multiples of 100.

         The primary objective of the effective increase in the number of shares which are authorized but unissued, and in the percentage of ownership of the Company represented by such shares if they are issued in the future in the discretion of the Board of Directors, is for the Company to have additional shares of Common Stock authorized and available for issuance as the need arises for possible future financing transactions, stock acquisitions, asset purchases, stock dividends or splits, issuances under any stock option plan that may be adopted in the future, and other general corporate purposes. The Board believes that the effective increase in the number and percentage of authorized but unissued shares will provide the Company additional flexibility to issue additional shares of Common Stock to meet the Company's future financing needs. In order to avoid the delay and expense involved in obtaining Stockholder approval, the Board believes it to be in the best interests of the Company and its Stockholders to have shares of Common Stock authorized and available for issuance without further action by the Stockholders. If Proposal Two is approved, Stockholders will have no preemptive rights with respect to the additional authorized shares of Common Stock. Such shares may be issued on such terms, at such times and on such conditions as the Board may determine in its discretion. The Board of Directors has not entered into any negotiations, agreements or understandings, nor made any other determinations, with respect to the issuance of any shares of such Common Stock, except in connection with presently outstanding warrants and shares or options that may be issued in the future to employees or directors of the Company either individually or under employee benefit plans that may be adopted in the future.

         Although the reverse stock split and the effective increase in the number and percentage of authorized but unissued shares are not intended to be anti-takeover devices, the effective increase in the authorized capital together with a subsequent issuance of equity securities could impede a potential takeover for various reasons including, but not limited to, diluting the stock ownership of persons attempting to gain control of the Company and issuing securities to individuals or entities favorable to management. Moreover, the availability of such additional shares in and of itself might have the effect of discouraging an attempt to acquire control of the Company other than through negotiations with the Board of Directors. Except as described in this paragraph and the provisions of Arizona law providing for cumulative voting in the election of directors, there are no provisions of the Articles of Incorporation or Bylaws, either as currently in effect or as proposed to be amended and restated in this Proxy Statement, which would act to discourage a change in control of the Company. The Company has no plans to adopt any measures, other than the reverse stock split, which may be deemed to be anti-takeover devices.

         Except as contemplated by the Preferred Stock Proposal, the Board of Directors is not aware of any present efforts by any person to accumulate the Company's capital stock or to obtain control of the Company through tender offer, merger or other business combination, proxy contest or otherwise. The Board has not formulated any program, nor entered into any agreement or understanding, and has no current intention, to issue any unissued and unreserved shares of Common Stock for the purpose of impeding or preventing any proposed takeover. Stockholders should note, however, that a change of control will result if the Preferred Stock Proposal One is adopted. See "PROPOSAL ONE:
CONVERSION OF PREFERRED STOCK INTO COMMON STOCK-Change of Control."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         A summary of the federal income tax consequences of the reverse stock split as contemplated in Proposal Two is set forth below. The discussion is based on the present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed split. Income tax consequences to Stockholders may vary from the federal tax consequences described generally below. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE CONTEMPLATED REVERSE STOCK SPLIT UNDER APPLICABLE FEDERAL, STATE AND LOCAL INCOME TAX LAWS.

         The proposed reverse stock split constitutes a "recapitalization" to the Company and its Stockholders to the extent that issued shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither the Company nor its Stockholders will recognize any gain or loss for federal income tax purposes as a result thereof.

         The shares of Common Stock to be issued to each Stockholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of such stock held by such Stockholder immediately prior to the Split Effective Date. A Stockholder's holding period for the shares of Common Stock to be issued will include the holding period for the shares of Common Stock held thereby immediately prior to the effective date provided that such shares of stock were held by the Stockholder as capital assets on the effective date.

VOTING REQUIREMENTS

         Each holder of Common Stock and each holder of Preferred Stock is entitled to one vote per share held. The Preferred Stock is entitled to vote together with the Common Stock as a single class.

         The affirmative vote of holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of Proposal Two. Proxies solicited by the Board of Directors will be voted for approval of the Proposal Two. Stockholders are not entitled to cumulate votes.

For this purpose, a Stockholder voting through a proxy who abstains with respect to approval of Proposal Two is considered to be present and entitled to vote on the approval of Proposal Two at the meeting, and is in effect a negative vote, but a Stockholder (including a broker) who does not give authority to a proxy to vote on the approval of Proposal Two shall not be considered present and entitled to vote on Proposal Two.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL TWO.

                                 PROPOSAL THREE
                    AMENDMENT OF ARTICLES OF INCORPORATION TO
                    MAKE CERTAIN TECHNICAL CORRECTIONS AND TO
              ELIMINATE, IN CERTAIN CIRCUMSTANCES, THE LIABILITY OF
                  DIRECTORS TO THE COMPANY AND THE STOCKHOLDERS

THE TECHNICAL CORRECTIONS

         The Board of Directors believes that the best interests of the Company and its Stockholders will be served by further amending the Company's Articles of Incorporation as described below. Approval of Proposal Three will constitute approval of such amendments to the Company's Articles of Incorporation. The Board of Directors has unanimously approved and recommends a vote for Proposal Three.

         If the Stockholders approve this Proposal Three, the Company's Articles of Incorporation will be amended to replace the existing provisions relating to
(1) the objects, purposes and nature of the Company's business, (2) the determination of the preferences, limitations and relative rights of series of the Company's preferred stock, (3) distributions and share repurchases, (4) indemnification, and (5) the size of the Company's Board of Directors, with the following provisions relating thereto:

(1) "The Corporation is organized for the purpose of transacting all lawful business for which corporations may be organized under the laws of the State of Arizona, as amended from time to time. The Corporation initially intends to conduct in the State of Arizona (and elsewhere) the business of marketing reconditioned office work stations, furniture and furnishings."

(2) "The Board of Directors is hereby authorized, at its option, from time to time, to divide all or any part of the Preferred Stock into series thereof and to determine, to the fullest extent permitted by applicable law, the preferences, limitations and relative rights of each series of Preferred Stock."

(3) "Subject to the requirements of applicable law, the Board of Directors shall have the authority to effect a distribution to the holders of its capital stock and shall have the authority to effect a purchase by this Corporation of outstanding shares of its capital stock."

(4) "The Corporation shall indemnify to the fullest extent permitted by law any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity. The foregoing indemnification shall be mandatory in all circumstances in which indemnification is permitted by law."

(5) "The business and affairs of this Corporation shall be conducted by a Board of Directors of not less than three (3) nor more than nine (9) members, as established from time to time by the Board of Directors.

The purpose of the above amendments is to make primarily technical corrections, necessitated in part by the January 1, 1996 effectiveness of the Arizona Business Corporation Act, to ensure that: (1) the Company may engage in any lawful business; (2) the Company's Board of Directors has the authority to determine, to the maximum extent permitted by Arizona law, the preferences, limitations and relative rights of any series of preferred stock; (3) the Corporation may effect distributions to its Stockholders or purchases of stock from its Stockholders to the maximum extent permitted by Arizona law; (4) the Company must indemnify, to the fullest extent permitted by Arizona law, any person who incurs expenses or liabilities by reason of the fact that he was an officer, director, employee or agent of the Corporation; and (5) the size of the Company's Board of Directors is consistent with the Company's Articles of Incorporation. For the most part, these amendments are technical rather than substantive, except that the amendment to the indemnification provisions may impose on the Company somewhat greater indemnification obligations than it had under the existing Articles of Incorporation. The Company believes that providing indemnification to the maximum extent permitted by Arizona law is critical to its ability to attract and retain qualified directors, officers, employees and agents.

THE AMENDMENT RELATING TO THE ELIMINATION OF THE LIABILITY OF DIRECTORS

         In addition to the above amendments to existing provisions of the Articles of Incorporation, if the Stockholders approve this Proposal Three, the Company's Articles of Incorporation would be amended to add the following new provision which would eliminate, to the fullest extent permitted by Arizona law, the liability of directors of the Company to the Company or its Stockholders for monetary damages:

                  "To the fullest extent permitted by the Arizona Revised Statutes as the same exist or may be hereafter amended, no director of the Corporation shall be liable to the Corporation or its Stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this Article X, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or failure to act of a director of the Corporation occurring prior to such repeal, amendment or modification."

Under Arizona law, a corporation may adopt a provision in its Articles of Incorporation eliminating the liability of a director to the corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director, provided such liability does not arise from certain proscribed conduct (including intentional misconduct and transactions pursuant to which the director received an improper personal benefit). Statutes eliminating such monetary liability were adopted, in Arizona and other states, in response to recent changes in the market for directors' liability insurance, including the perceived significant increase in the number and magnitude of lawsuits against directors and the unavailability of such insurance on traditional terms or at all.

         The proposed provision would not eliminate the directors' duty of care, but would eliminate the remedy of monetary damage awards occasioned by breaches of that duty. Thus, any Stockholder would be able to seek to enjoin a proposed transaction from occurring or to seek other nonmonetary relief. After a transaction has occurred, however, the Stockholders would no longer have a remedy for a breach of the duty of care by a director (subject to the exceptions noted above). Further, the proposed provision would apply only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity.

         The Board of Directors believes that this proposed provision which, subject to the above noted exceptions, would eliminate the liability of directors to the Corporation or its Stockholders is in the best interests of the Company and its Stockholders. The Board of Directors further believes that effective corporate governance is hampered when directors are not assured of the protections traditionally provided to them against lawsuits "second guessing" the prudence of business judgment reached in good faith and that the above provision will help assure the Company's ability to attract and retain competent directors.

         The Company was recently notified that its policy of directors' and officers' liability insurance would not be renewed. While the insurer gave no specific reason for its decision not to renew the Company's policy, the Company believes that the substantial operating losses incurred by the Company over the past two years contributed to the insurer's decision. While the Company has been seeking replacement insurance, its proposals to date suggest that the cost will be greater and the protections will be lesser than the former policy. Accordingly, the protections offered by Arizona law are critical to the Company's ability to attract and retain qualified outside directors. However, there may be an inherent conflict of interest in the Board's recommendation due to the interest of the directors in obtaining the limited liability protection of such provisions at what might be regarded as the expense of the Stockholders.

EFFECTIVENESS OF THE AMENDMENTS

         If the Stockholders approve this Proposal Three, the above amendments to the Company's Articles of Incorporation will become effective upon the filing of articles of restatement with the Corporation Commission. The articles of restatement will restate the Company's Articles of Incorporation to give effect to the amendments made pursuant to this Proposal Three and, to the extent such amendments are approved by the Stockholders, to the amendments made pursuant to the Preferred Stock Proposal and Proposal Two. The Company's Fourth Amended and Restated Articles of Incorporation (the "Restated Articles"), as they will appear if each of Proposals One, Two, and Three is approved by the Stockholders, are attached as Exhibit 1. If any of such proposals is not approved by the Stockholders, the Articles of Incorporation will be restated to give effect only to such of those proposals as are approved by the Stockholders.

VOTING REQUIREMENTS

         Each holder of Common Stock and each holder of Preferred Stock is entitled to one vote per share held. The Preferred Stock is entitled to vote together with the Common Stock as a single class.

         The affirmative vote of holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of Proposal Three. Proxies solicited by the Board of Directors will be voted for approval of Proposal Three. Stockholders are not entitled to cumulate votes.

For this purpose, a Stockholder voting through a proxy who abstains with respect to approval of Proposal Three is considered to be present and entitled to vote on the approval of Proposal Three at the meeting, and is in effect a negative vote, but a Stockholder (including a broker) who does not give authority to a proxy to vote on the approval of Proposal Three shall not be considered present and entitled to vote on Proposal Three.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL THREE.

                                  PROPOSAL FOUR
                       AMENDMENT AND RESTATEMENT OF BYLAWS

         The Board of Directors believes that the best interests of the Company and its Stockholders will be served by amending and restating the Company's Bylaws. Approval of this Proposal Four will constitute approval of the amended and restated bylaws attached as Exhibit 2 (the "Amended Bylaws"). The Board of Directors has unanimously approved and recommends a vote for Proposal Four.

         Although the amendment and restatement of the Bylaws is not required to be submitted to a vote of the Stockholders, the Board of Directors believes it appropriate to submit this matter to a vote of the Stockholders given the importance of the Bylaws in corporate governance. If the Stockholders approve this Proposal Four, the Amended Bylaws will become effective immediately upon their approval by the Stockholders. If this Proposal Four is not approved, the Amended Bylaws will be of no effect and the Company will continue to be governed by its existing Bylaws.

         The amendments made to the existing Bylaws by the Amended Bylaws are for the purpose of modernizing the Company's Bylaws and conforming them to certain provisions of the new Arizona Business Corporation Act, which became effective January 1, 1996. Among other things, the amendments would: (1) eliminate the ability of 10% of the Board of Directors to call a meeting of the Stockholders; (2) change the 10-50 day notice period for a meeting of the Stockholders to a 10-60 day notice period; (3) add a provision indicating that a Stockholder waives notice of a Stockholder's meeting by attending the meeting;
(4) eliminate the prohibition against a single person serving as both the Company's President and Secretary; (5) allow for the issuance of uncertificated shares to the full extent provided by law; (6) replace the specific rules regarding indemnification by the Company of directors and officers with a provision which requires that the Company, to the full extent permitted by Arizona law as amended from time to time, indemnify and advance expenses to each person whom it may indemnify or advance expenses to pursuant to such law; and
(7) change the authorized size of the Board of Directors from not less than five
(5) nor more than nine (9) members to not less than three (3) nor more nine (9) members.

         As noted above, the provision of the Amended Bylaws regarding indemnification generally requires the Company to indemnify its directors, officers and others eligible for indemnification under Arizona law to the fullest extent permitted by Arizona law and is intended to provide the maximum protection available under Arizona law. Because this provision is tied to Arizona law, it may be modified in accordance with future changes in such law without further Stockholder action. At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company for which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

VOTING REQUIREMENTS

         Each holder of Common Stock and each holder of Preferred Stock is entitled to one vote per share held. The Preferred Stock is entitled to vote together with the Common Stock as a single class.

         The affirmative vote of holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of Proposal Four. Proxies solicited by the Board of Directors will be voted for approval of Proposal Four. Stockholders are not entitled to cumulate votes.

For this purpose, a Stockholder voting through a proxy who abstains with respect to approval of Proposal Four is considered to be present and entitled to vote on the approval of Proposal Four at the meeting, and is in effect a negative vote, but a Stockholder (including a broker) who does not give authority to a proxy to vote on the approval of Proposal Four shall not be considered present and entitled to vote on Proposal Four.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL FOUR.

                                  PROPOSAL FIVE
                              ELECTION OF DIRECTORS

NOMINEES

         The Board of Directors currently consists of five members holding seats to serve as members until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, unless they earlier resign or are removed from office. The Company's Articles of Incorporation presently provide for a Board of Directors of not less than five (5) nor more than nine
(9) in number, with the exact number to be fixed as provided in the Company's Bylaws. Proposal Three, if approved by the Stockholders, would amend the Company's Articles of Incorporation to, among other things, permit a three-member Board.

         Robert Campbell and Edward Cain are not standing for re-election to the Board of Directors. Accordingly, the Board of Directors proposes that Wayne Collignon, Dirk Anderson and Scott Ryan be elected to serve as the members of the Board of Directors. Each of the nominees is currently serving as a director, and a brief description of the business experience of each nominee is set forth below in the table under the heading "Directors and Executive Officers." UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE FOR THE ELECTION OF SUCH NOMINEES. All of the nominees have consented to being named herein and have indicated their intention to serve if elected. If for any reason any nominee should become unable to serve as a director, the accompanying proxy may be voted for the election of a substitute nominee designated by the Board of Directors.

VOTING REQUIREMENTS

         The affirmative vote of holders of a plurality of the outstanding shares of Common Stock and Preferred Stock entitled to vote and present in person or by proxy at the Special Meeting is required for approval of the election of directors. Proxies solicited by the Board of Directors will be voted for approval of the election of directors. Stockholders are entitled to cumulate their votes with respect to the election of directors and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the Stockholder's shares are entitled, or may distribute their votes on the same principle among as many candidates as they choose, provided that votes cannot be cast for more than the total number of directors to be elected. In order to cumulate votes, at least one Stockholder must announce, prior to the casting of votes for the election of directors, that he or she intends to cumulate votes. As is indicated in the proxy, discretionary power to cumulate votes is being solicited. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee.

For this purpose, a Stockholder voting through a proxy who abstains with respect to approval of the election of directors is considered to be present and entitled to vote on the approval of the election of directors at the meeting, and is in effect a negative vote, but a Stockholder (including a broker) who does not give authority to a proxy to vote on the election of directors shall not be considered present and entitled to vote on the election of directors.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL FIVE.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the directors and executive officers of the Company as of June 1, 1996.

Name                 Age        Position, Tenure and Experience
- - ----                 ---        -------------------------------
Wayne R. Collignon   42         Mr. Collignon has been the Company's President and Chief Executive
                                Officer since August 10, 1995 and a director since August 31, 1995.
                                He was the Company's general manager from June 1993 through
                                August 10, 1995.  Previously, he served as Vice President of All
                                Makes Office Furniture in Omaha, Nebraska, where his career spanned nineteen years.

Dirk D. Anderson     32         Mr. Anderson has been the Company's Chief Financial Officer since
                                August 10, 1995 and a director since December 1995.  He was the
                                Company's controller from August 1993 through August 10, 1995.
                                Previously, he served as an Audit Manager at Semple & Cooper, PLC, where his career spanned seven years.

Scott W. Ryan        50         Mr. Ryan has been a director since December 1995.  He was appointed to the Board of Directors by the Company's Preferred Stockholders as
                                a result of the nonpayment of Preferred Stock dividends.  Mr. Ryan is the President of S.W. Ryan & Company, Inc., which is a securities brokerage and asset management firm located in Bala Cynwyd,
                                Pennsylvania founded by Mr. Ryan in 1988.  Previously, Mr. Ryan was with other securities brokerage firms including Walsh Greenwood
                                & Co., Merrill Lynch, and Goldman, Sachs & Co.  Mr. Ryan also is a Board member of NASD District # 9.

BOARD MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended March 31, 1996, the Board of Directors met seven times. The Board of Directors has established an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee, and the entire Board is responsible for recommending nominees to serve on the Board.

         The Audit Committee did not meet during the fiscal year ended March 31, 1996 and presently has no members. The Board of Directors intends to appoint members of the Audit Committee at the Board of Directors meeting following the Annual Meeting. The Audit Committee receives reports with respect to loss contingencies, the public disclosure of which may be legally required; annually reviews and examines those matters that relate to the financial audit of the Company; recommends to the Company's Board of Directors the selection, retention and termination of the Company's independent public accountants; reviews the professional services, proposed fees and independence of such accountants; and provides for the periodic review and examination of management performance in selected aspects of corporate responsibility.

         The Compensation Committee did not meet during the fiscal year ended March 31, 1996 and presently has no members. The Board of Directors intends to appoint members of the Compensation Committee at the Board of Directors meeting following the Annual Meeting. The Compensation Committee reviews annually the performance of the Chief Executive Officer and President and of the other principal officers whose compensation is subject to the Committee's review and reports thereon to the Company's Board of Directors. In addition, the Compensation Committee reviews the compensation of outside directors for their services on the Board of Directors and reports thereon to the Board of Directors.

         During the fiscal year ended March 31, 1996, all incumbent directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person was a director) and (ii) the total number of meetings held by all committees on which such director served (during the period for which such person was a director).

COMPENSATION OF DIRECTORS

         The Company generally does not compensate its directors for services as such, but reimburses them for reasonable expenses involved in attending meetings.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid to the current Chief Executive Officer of the Company and the former Chief Executive Officer who served as such during a portion of fiscal 1996 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the periods indicated. Compensation for each of the Company's other executive officers was less than $100,000 during such periods.

                           SUMMARY COMPENSATION TABLE

                                                   Annual Compensation    Long-Term Compensation
                                                   -------------------    ----------------------
                                                                                  Awards
                                                                          ----------------------
Name and Principal                                                         Securities Underlying
- - ------------------
Position                      Year Ended            Salary ($)      Bonus ($)       Options (#)
- - --------                      ----------            ----------      ---------      ------------
Robert L. Campbell            March 31, 1996              $  0       $      0          $  0
CEO(1)                        March 31, 1995            90,000              0             0
                              March 31, 1994            60,000              0             0

Wayne R. Collignon            March 31, 1996           105,000              0       100,000
CEO and President(2)          March 31, 1995            80,000         25,000             0
                              March 31, 1994            80,000         25,000             0

- - ----------
(1) Mr. Campbell ceased to be the Chief Executive Officer of the Company in August 1995.

(2) Mr. Collignon became Chief Executive Officer and President of the Company in August 1995. From June 1993 through August 1995, Mr. Collignon was the Company's general manager.

OPTION GRANTS

         The Company has not adopted any stock option plan. The following table provides information with respect to non-qualified stock option grants made to the Named Executive Officers during the fiscal year ended March 31, 1996.

                                         OPTION GRANTS IN LAST FISCAL YEAR
- - -------------------------------------------------------------------------------------------------------
              Number of              Percent of Total
              Securities             Options Granted
              Underlying Options     to Employees in     Exercise or Base
Name          Granted (#)            Fiscal Year         Price ($/share)      Expiration Date
- - -------------------------------------------------------------------------------------------------------
Robert L.     0                      N/A                 N/A                  N/A
Campbell
- - -------------------------------------------------------------------------------------------------------
Wayne R.      100,000 (1)            50%                 $2.75                August 10, 2005
Collignon
- - -------------------------------------------------------------------------------------------------------

- - ----------
(1) Such options are presently exercisable; provided, however, that Mr. Collignon may not sell or otherwise transfer any shares acquired upon exercise of the option until August 10, 1996. The Company has agreed to register the shares issuable upon exercise of the option by filing a registration statement on Form S-8 with the Securities and Exchange Commission. The option exercise price equals the fair market value of the underlying common stock on the date of grant.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information with respect to the number of unexercised options held by the Named Executive Officers at March 31, 1996. None of such options are in-the-money and no Named Executive Officer exercised any options during the fiscal year ended March 31, 1996.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
- - ------------------------------------------------------------------------------------------
Name                                    Number of Securities Underlying Unexercised
                                        Options at FY-End (#) -- Exercisable/Unexercisable
- - ------------------------------------------------------------------------------------------
Robert L. Campbell                      N/A
- - ------------------------------------------------------------------------------------------
Wayne R. Collignon                      100,000/0
- - ------------------------------------------------------------------------------------------



EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

         The Company has entered into an employment agreement with Mr. Collignon pursuant to which he serves as the Company's President and Chief Executive Officer. Unless sooner terminated, the agreement continues through August 10, 1998, and is automatically extended for successive one year periods unless either the Board of Directors or Mr. Collignon gives written notice to the other at least ninety days prior to the end of the initial or any renewal term of its or his intention not to renew. Under the agreement, Mr. Collignon receives an annual base salary of $105,000. Increases in the base salary and bonuses are at the discretion of the Board of Directors. Mr. Collignon is entitled to participate in all retirement and employee benefit plans that the Company may adopt for the benefit of its senior executives, and is entitled to a car allowance of $300 per month. The agreement also entitled Mr. Collignon to receive the options described above under the heading "Option Grants."

         Under the agreement, if Mr. Collignon's employment is terminated by reason of death, Disability or Retirement, upon expiration of the term of the agreement, by the Company for Cause or by Mr. Collignon without Good Reason (in each case as such terms are defined in the agreement), the Company shall: (a) pay Mr. Collignon any base salary which has accrued but not been paid as of the termination date (the "Accrued Base Salary"); (b) reimburse Mr. Collignon for expenses incurred by him prior to termination which are subject to reimbursement pursuant to applicable Company policies (the "Accrued Reimbursable Expenses");
(c) provide to Mr. Collignon any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans (the "Accrued Benefits"); (d) pay Mr. Collignon any discretionary bonus with respect to a prior fiscal year which has accrued and been earned but has not been paid (the "Accrued Bonus"); (e) permit Mr. Collignon to exercise all vested, unexercised stock options outstanding at the termination date; and (f) to the extent permitted by the terms of the policies then in effect, give Mr. Collignon a right of first refusal to cause the transfer of the ownership of all key-man life insurance policies maintained by the Company on Mr. Collignon to Mr. Collignon at Mr. Collignon's expense (the "Right of First Refusal"). If Mr. Collignon's employment is terminated by the Company without Cause or by Mr. Collignon for Good Reason, the Company shall: (a) pay Mr. Collignon the Accrued Base Salary; (b) pay Mr. Collignon the Accrued Reimbursable Expenses; (c) pay Mr. Collignon the Accrued Benefits; (d) pay Mr. Collignon the Accrued Bonus; (e) pay Mr. Collignon his base salary, as and when it would have been paid had the termination not occurred, for a period of six months following the termination date; (f) maintain in effect, until the first to occur of (i) his attainment of comparable benefits upon alternative employment or (ii) six months following the termination date, the employee benefits in which he was entitled to participate immediately prior to such termination; (g) permit Mr. Collignon to exercise all vested, unexercised stock options in accordance with the terms of the plans and agreements pursuant to which they were issued; and (g) give Mr. Collignon the Right of First Refusal.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of the Company's equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to provide the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% stockholders were satisfied during the fiscal year ended March 31, 1996.

CERTAIN TRANSACTIONS

         RELATIONSHIP WITH FACILITEC, INC. The Company has maintained in the past and anticipates that it will maintain in the future, certain business relationships with Facilitec, Inc., which is owned by Edward J. Cain and Robert
L. Campbell, both of whom were directors and executive officers of the Company during the year ended March 31, 1996. Messrs. Cain and Campbell are no longer executive officers of the Company and are not standing for re-election to the Board of Directors at the Annual Meeting. The Company occasionally sells reconditioned workstations to Facilitec to enable Facilitec to satisfy demands by its customers for reconditioned workstations to supplement their orders for new workstations. The Company also purchases from Facilitec new Haworth component parts to satisfy the Company's needs for such parts in its reconditioning activities. From time to time, the Company purchases used workstations and used component parts obtained by Facilitec as trade-ins so as to fulfill a portion of the Company's needs for these items in its reconditioning activities.

         The Company believes that its relationship with Facilitec has been a positive factor in the Company's operations. This relationship has enabled the Company to satisfy its requirements for new and used component parts which are necessary to recondition used workstations, to obtain used workstations for reconditioning and sale to its customers and to obtain used workstations for resale.

         Further, the Company does not believe that it encounters any significant competition from Facilitec. The Company is a reconditioner of used workstations and Facilitec is a distributor of new Haworth workstations. There are significant differences in the two markets in terms of customer preferences, price, product availability and delivery time. While potential customers for workstations occasionally may consider either new or used workstations, the Company believes that the decision to purchase new or used workstations generally is made before requests for proposals are submitted to either new product distributors such as Facilitec or to reconditioners such as the Company. In addition, the business of Facilitec is limited to the State of Arizona, while the Company conducts its business on a nationwide basis. The Company believes that the relatively small population of the State of Arizona mitigates the importance of any competition from Facilitec on the overall business of the Company even if the Company should encounter any unanticipated competition from Facilitec in the future.

         The Company had sales to Facilitec in the amounts of $175,963 and $111,387 for the fiscal years ended March 31, 1995 and March 31, 1996, respectively, and the Company's purchases from Facilitec were $318,919 and $212,020 in the fiscal years ended March 31, 1995 and March 31, 1996, respectively. At March 31, 1996, the Company owed Facilitec $117,530 and Facilitec owed the Company $5,932.

         The Company believes that the terms of the above transactions with Facilitec are no less favorable to the Company than could have been obtained from non-affiliated parties.

                                  PROPOSAL SIX
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

CHANGES IN THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

         On March 21, 1996, the Company, acting on the direction of its Board of Directors, informed McGladrey & Pullen, LLP that it would be seeking additional fee proposals for its March 31, 1996 audit. On March 22, 1996, McGladrey & Pullen, LLP notified the Company that the firm would not be submitting a proposal. Accordingly, on March 22, 1996, the client-auditor relationship between the Company and McGladrey & Pullen, LLP ceased.

         McGladrey & Pullen, LLP's reports on the Company's financial statements for the years ended March 31, 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure through McGladrey & Pullen, LLP's issuance of their report in connection with their audit of the Company's financial statements for the year ended March 31, 1995.

         The only disagreement in connection with the Company's interim reports on Form 10-QSB filed subsequent to the Company's Form 10-KSB filing for the year ended March 31, 1995 is discussed in the following paragraph.

         During March, 1996, the Company requested that McGladrey & Pullen, LLP reissue their report on the Company's 1995 and 1994 financial statements for inclusion in this Proxy Statement. In connection with this engagement, McGladrey & Pullen, LLP determined that the Company had accrued dividends on its 9% Series A Convertible Preferred Stock in its last three Form 10-QSB filings. McGladrey & Pullen, LLP advised the Company that, inasmuch as such dividends had not been declared, in their opinion, accrual of these dividends was not in accordance with generally accepted accounting principles. The Company originally disagreed, but eventually acquiesced and, on March 19, 1996, amended its Form 10-QSB filings for the quarters ended June 30, 1995, September 30, 1995, and December 31, 1995.

         On March 28, 1996, the Company selected Semple & Cooper, PLC as its new independent accountants.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's Board of Directors has selected, and is submitting to the Stockholders for ratification, the appointment of Semple & Cooper, PLC to serve as independent public accountants to audit the financial statements of the Company for the fiscal year ending March 31, 1997 and to perform other accounting services as may be requested by the Company. Semple & Cooper, PLC has acted as independent public accountants for the Company since its appointment effective March 28, 1996.

         Representatives of Semple & Cooper, PLC are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so.

         Although it is not required to do so, the Board of Directors has submitted the selection of Semple & Cooper, PLC to the Stockholders for ratification.

VOTING REQUIREMENTS

         Each holder of Common Stock and each holder of Preferred Stock is entitled to one vote per share held. The Preferred Stock is entitled to vote together with the Common Stock as a single class.

         The affirmative vote of holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of Proposal Six. Proxies solicited by the Board of Directors will be voted for approval of Proposal Six. Stockholders are not entitled to cumulate votes.

For this purpose, a Stockholder voting through a proxy who abstains with respect to approval of Proposal Six is considered to be present and entitled to vote on the approval of Proposal Six at the meeting, and is in effect a negative vote, but a Stockholder (including a broker) who does not give authority to a proxy to vote on the approval of Proposal Six shall not be considered present and entitled to vote on Proposal Six.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL SIX.

                                 OTHER BUSINESS

         The Company's Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting of the Stockholders other than those described above. If other business requiring a vote of Stockholders is properly presented at the meeting, proxies will be voted in accordance with the judgment on such matters of the person or persons acting as proxy. If any matter not appropriate for action at the Annual Meeting should be presented, the holders of the proxies will vote against consideration thereof or action thereon.

                              STOCKHOLDER PROPOSALS

         The Company welcomes comments or suggestions from its Stockholders. If a Stockholder desires to have a proposal formally considered at the 1997 Annual Meeting of Stockholders, and evaluated by the Board for possible inclusion in the Proxy Statement for that meeting, the proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act) must be received in writing by the Secretary of the Company at the address set forth on the first page hereof on or before __________ [INSERT DATE 120 DAYS IN ADVANCE OF DATE OF THIS YEAR'S PROXY STATEMENT].

                                  ANNUAL REPORT

         The Company's Annual Report to Stockholders, with audited financial statements, accompanies this Proxy Statement and was mailed this date to all Stockholders of record as of the Record Date. The Company will furnish to any Stockholder submitting a request, without charge, a copy of the Company's Annual Report on Form 10-KSB, which was filed with the Securities and Exchange Commission on ________, 1996. Any exhibit to the Annual Report on Form 10-KSB will be furnished to any Stockholder of the Company. The fee for furnishing a copy of any exhibit will be 25 cents per page plus $3.00 for postage and handling.

                         FINANCIAL AND OTHER INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The statements contained in this Proxy Statement which are not historical facts may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements involve risks and uncertainties, including, but not limited to, the Company's success in obtaining additional financing, if necessary, the Company's ability to conclude a corporate reorganization of its capital structure on terms that will eliminate the arrearage of the Preferred Stock dividend as contemplated by Proposal One, and the Company's ability to geographically diversify its operations on a profitable basis. In addition, the Company's business, operations and financial condition are subject to substantial risks which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission. These reports and statements include the Company's Annual Report on Form 10-KSB for the year ended March 31, 1996.

         RESULTS OF OPERATIONS

         Reconditioned Systems, Inc. and its wholly-owned subsidiaries (the "Company") reported a net loss of $1,728,052 for the fiscal year ended March 31, 1996 (the "reporting period") compared to a net loss of $2,015,008 for the fiscal year ended March 31, 1995 (the "comparable period"). The losses in the reporting and comparable periods were primarily attributable to goodwill impairment and the Company's restructuring program. The charges incurred by the Company as a result of the impairment of goodwill and its restructuring program accounted for 82% of its pre-tax loss for the reporting period and 76% of its pre-tax loss for the comparable period.

         The Company's sales for the reporting period were $7,971,697, which represents a $2,848,667 or 26% decrease from the $10,820,364 of sales for the comparable period. This decrease was attributable to the downsizing that was done in conjunction with the Company's restructuring program. Sales at the parent corporation, which is the Company's only operating entity remaining after the restructuring, were $6,092,039 for the reporting period, which represents a $473,143 or 8% increase over the $5,796,896 of sales for this operation in the comparable period. The 8% increase in sales at the parent level was primarily a result of an increased marketing effort in the form of additions to its sales staff.

         The Company's gross profit margin for the reporting period was 19% as compared to a gross profit margin of 21% for the comparable period. The primary reason for the 2% decrease in the gross profit margin was the Company's lack of working capital as its former lender reduced and then terminated the Company's operating line of credit. Due to its lack of working capital, the Company has been required to fill orders by buying small parts of large inventories of used product at a premium rather than being able to purchase larger inventories at a substantially lower cost.

         The Company's selling and administrative expenses for the comparable and reporting periods were 22% of sales and 25% of sales, respectively. The 3% decrease was a result of the elimination of certain duplicated costs and corporate overhead that was achieved as a result of the downsizing that was done in conjunction with the Company's restructuring program.

         The Company's other income and expenses, which consist primarily of interest expense, decreased by $43,969 from the comparable period to the reporting period. This decrease was primarily attributable to the reduction of the Company's line of credit, which had outstanding balances of $715,989 at March 31, 1995 and $270,378 at March 31, 1996.

         GOODWILL IMPAIRMENT

         As of March 31, 1995, the Company determined that the $968,030 of goodwill associated with its acquisition of Corporate Upholstery, Inc. ("CUI") was impaired because CUI's expected future net operating cash flows were $0. This determination was based on the fact that while CUI's results of operations had improved as a result of the Company's restructuring program, CUI incurred significant losses from operations for the comparable period and for the three months ended June 30, 1995 and, as a result of these losses, there was not any evidence to support positive future cash flows from CUI's operations. Because this goodwill impairment occurred despite the Company's restructuring program and not as a result of it, the $968,030 charge was not included in the restructuring charge for the comparable period.

         As of September 30, 1995, the Company determined that the $563,562 of remaining goodwill associated with its August 3, 1993 acquisition of Facility Options Group ("FOG") was impaired because FOG's expected future net operating cash flows were $0. This determination was based on the fact that FOG was closed on September 1, 1995 as part of the Company's restructuring program. Because the impairment of FOG's goodwill was a direct result of the Company's restructuring, this $563,562 charge is included in the restructuring charge for the reporting period.

         RESTRUCTURING

         The Company's restructuring plan originally involved closing RSI Integrated Parts, Inc. ("RSIIP") and converting CUI and FOG to sales offices. The Company planned to accomplish this restructuring over a period of several years and, during March 1994 when the plan was adopted, the Company did not anticipate incurring any substantial charges as a result of the restructuring.

         The first step of the restructuring plan, closing RSIIP and converting CUI to a sales office, was accomplished during the comparable period. The Company closed down its parts supply operation, liquidated its parts supply inventory, suspended its Steelcase remanufacturing operation, began the liquidation of its Steelcase inventory, and converted CUI to a remanufactured Haworth sales office by replacing its president and its entire sales staff, training the new sales staff and changing its showroom from remanufactured Steelcase to remanufactured Haworth. Toward the end of the comparable period and in the early part of the reporting period, as the Company was preparing to convert FOG to a sales office and was working to build CUI into a successful sales office, the Company's lender was requiring reductions to the Company's line of credit. The Company's credit line was reduced from $1,250,000 to $500,000 between August 1994 and August 1995. In addition, during August 1995, the Company's Chief Executive Officer and its President resigned and a new President and Chief Executive Officer and a new Chief Financial Officer were named. At this time, the burden of the line of credit reductions and the continuing losses at CUI were making the Company's cash flow position extremely difficult. The new management team determined that the Company's cash flow could not withstand any additional losses at CUI or any potential losses at FOG and, as such, decided to modify the original restructuring plan and close CUI and FOG. Modifications made to the Company's restructuring plan caused the remaining goodwill associated with the acquisition of FOG to be impaired and caused the Company to incur a substantial amount of other charges that were not anticipated when the original restructuring plan was adopted. See Note 11 to the Consolidated Financial Statements for further discussion of these charges.

         The restructuring charges incurred by the Company for the years ended March 31, 1995 and 1996 and their impact on the Company's cash flow were as follows:

=============================================================================================
Item                            Year Ended           Year Ended               Cash or
                                March 31, 1995       March 31, 1996           Non-Cash Charge
                                --------------       --------------           ---------------
- - ---------------------------------------------------------------------------------------------
Impairment of goodwill          $    --              $  563,562               Non-cash
- - ---------------------------------------------------------------------------------------------
Realized loss on the               448,997              531,621               Non-cash
disposal and liquidation
of inventories
- - ---------------------------------------------------------------------------------------------
Realized loss on the sale            --                 100,048               Non-cash
of equipment
- - ---------------------------------------------------------------------------------------------
Labor and other costs to           122,425               41,644               Cash
move out of certain
locations
- - ---------------------------------------------------------------------------------------------
Impairment of certain                --                  84,393               Non-cash
prepaid expenses and
other assets
- - ---------------------------------------------------------------------------------------------
Buy-out of the                      65,000               --                   Cash
employment contract of
CUI's president
- - ---------------------------------------------------------------------------------------------
Other                                --                 112,760               Combination
                                 ---------             --------
- - ---------------------------------------------------------------------------------------------
     Total                      $  731,129           $1,434,028
                                ==========           ==========
=============================================================================================


         MANAGEMENT'S PLANS

         The Company has completed its restructuring and has effectively downsized to its original form, a Haworth reconditioner operating out of one location in Tempe, Arizona. Over the past several fiscal years, these core operations have generated sales between $4 million and $6 million and have been profitable. To expand the Company's core operations, the Company must have available working capital and must diversify its markets. With respect to working capital, the Company believes that if it is able to reorganize its capital structure (see discussion below under "Financial Condition and Liquidity"), it will have sufficient working capital from operations and its new credit facility to fund its short-term growth plans. Under these plans, the Company intends to diversify through opening low-cost sales offices or obtaining other local representation in markets such as Tucson, San Diego, Orange County, Northern California, Salt Lake City, Denver and Las Vegas. Management believes that entrance into these markets will be attainable due to the fact that the Company is the largest Haworth reconditioner in the western portion of the country and it has a competitive advantage in some of these markets because its reconditioning services are much more comprehensive than those provided by the smaller reconditioners that make up the majority of the competition in these markets. However, no assurance can be given that the Company will have available adequate working capital to support its desired growth, that the Company will be able to diversify geographically, or that the Company's remaining operations will continue to be profitable.

         INCOME TAXES

         During the reporting period, the Company received an income tax refund of approximately $300,000 due to the carryback of losses incurred during the comparable period to prior years. The Company's tax benefit of $220,206 for the comparable period is less than the refund due to a deferred tax valuation allowance. As a result of restructuring its operating units and the substantial operating losses the Company incurred during the reporting period and comparable periods, there is substantial uncertainty as to whether the Company will be able to utilize its net operating loss carryforwards. As such, the Company has recorded a $1,400,000 valuation allowance against its deferred tax assets and has not recorded a deferred tax benefit as a result of the loss carryforwards generated in the reporting and comparable periods.

         As of March 31, 1996, the Company had federal loss carryforwards of approximately $3,300,000 and state loss carryforwards of approximately $3,100,000. The federal loss carryforwards expire through March 31, 2011 and the state loss carryforwards expire through March 31, 2001. If the Company is profitable before these loss carryforwards expire, it will benefit from them at statutory rates.

         FINANCIAL CONDITION AND LIQUIDITY

         Due to the substantial losses the Company reported during the reporting and comparable periods, its financial condition and liquidity have deteriorated. The Company's net worth decreased by a total of $3,863,882 and its working capital decreased by a total of $2,268,211 during the reporting and comparable periods. In addition, during the period from August 1994 through December 1995, the National Bank of Arizona reduced the Company's credit line from $1,250,000 to $400,000, which further deteriorated the Company's working capital and put tremendous strain on the Company's cash flow. As a result of the Company's deteriorated financial condition and liquidity, the Company was forced to modify its restructuring plan (see above under "Restructuring") and downsize itself to an operation that was manageable within the constraints established by its working capital position.

         Since the completion of its restructuring, the Company has obtained a new credit facility from Norwest Business Credit, Inc. ("Norwest"). Under the terms of this new asset-based facility, the Company is permitted to borrow up to 80% of its eligible accounts receivable and 30% of its eligible inventory. At March 31, 1996, the Company had sufficient eligible collateral to support a credit limit of approximately $700,000 and had approximately $400,000 of availability. The credit facility contains various covenants by the Company, including covenants that the Company: (i) will maintain a net worth of $1,150,000 (adjusted upward over time); (ii) will have annual net income of $80,000 (adjusted upward over time); (iii) will maintain a debt service coverage ratio of at least 1.2 to 1; (iv) will not create any liens or encumbrances on any of its assets other than certain permitted liens and encumbrances; (v) will not incur any indebtedness other than certain permitted indebtedness; (vi) will not make any investments in or loans to any other person other than certain permitted investments and loans; (vii) will not declare or pay any dividends (other than dividends payable solely in stock of the Company) or make any other distributions on or repurchases or redemptions of any of its stock; (viii) will not dispose of any of its subsidiaries or will not consolidate with or merge into any person or permit any other person to merge into the Company; (ix) will not engage in any line of business materially different from its present business; (x) will not expend or contract to expend more than $50,000 during any fiscal year on capital assets; and (xi) will not issue or sell any stock so as to change the percentage of stock owned by each of the Company's Stockholders and will not permit the transfer of any or all of the issued and outstanding shares of the Company's stock. The loan covenants specifically authorize the Company to seek Stockholder approval of the Preferred Stock Proposal, which, if not passed, will result in the Company being in default on this credit facility. Interest on the credit facility is payable monthly at prime plus 6%, with a minimum monthly interest requirement of $9,000.

         The Company's operations provided cash flows of $746,840 during the reporting period and used $445,256 in the comparable period. The primary reasons that the Company was able to produce positive cash flow from operations during the reporting period despite its overall net loss from operations for the period were: (1) a significant portion of the loss from operations incurred for the reporting period resulted from non-cash restructuring charges, and (2) the Company dramatically improved its accounts receivable and inventory turns during the reporting period. The number of days sales in the Company's accounts receivable as of March 31, 1995 and 1996 were 43 and 25, respectively, and the Company's inventory turns for the comparable and reporting periods were 3.4 and 4.7, respectively.

         While management is pleased with its improved accounts receivable and inventory turns and will seek to maintain the current turnover levels, it does not believe that any significant additional improvements to these turnover levels are attainable in the near future. As such, in order for the Company to maintain positive cash flows, the Company will need to produce net income from its operations. There can be no assurance that the Company will be able to do so. Subsequent to the completion of its restructuring, for the six months ended March 31, 1996, the Company reported net income of $36,833. However, due to its Preferred Stock dividend requirement, it reported a net loss attributable to Common Stockholders of $75,733 for this same period. As of May 21, 1996, the Company's Preferred Stock dividend arrearage was approximately $280,000 and, based on the net loss attributable to Common Stockholders for the six months ended March 31, 1996, it does not appear the Company will have sufficient operating income to pay the dividends in arrears or current dividends any time in the near future. Despite the new Norwest credit facility, the Company's improved operating results and its improved accounts receivable and inventory turns, the Company believes that its financial condition and liquidity will continue to deteriorate unless it is able dramatically increase its income from operations and its Preferred Stock dividend requirement is removed. As a result of the dividend default, the Preferred Stockholders have appointed a representative to the Company's Board of Directors.

         In order to improve the financial condition and liquidity of the Company and to give the newly restructured Company the ability to move forward with its existing growth plans, the Company believes the burden of the Preferred Stock dividend requirement must be eliminated. At the Annual Meeting of the Stockholders, the Stockholders will be asked to approve, among other things, a reorganization of the Company's capital structure. Under the proposed reorganization, the holders of the Preferred Stock as a class would convert each share of Preferred Stock, together with any and all accrued but unpaid dividends through the conversion date, into 13 shares of the Company's Common Stock and, as a result, would obtain control of the Company. In addition to the conversion of the Preferred Stock into Common Stock, the Common Stock would be reverse split on a six-to-one basis.

         If the Stockholders do not approve the Preferred Stock Proposal and the Company is unable to convert the Preferred Stock into Common Stock, the Company will fall out of compliance with the covenants under the new Norwest credit facility and likely will lose its Nasdaq Small Cap Market listing. If the Company defaults on the Norwest credit facility, it would then be required to seek additional capital. There can be no assurance that any such capital would be available on terms favorable to the Company or at all. Any lack of capital would have a material adverse effect on the Company's business, financial condition and results of operations.

FINANCIAL STATEMENTS

         The following financial statements are attached in Exhibit 3:

                                                                       Page Number
                                                                       -----------
RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Financial Statements -- March 31, 1996....................... 3-1

      Independent Auditors' Reports....................................... 3-2

      Consolidated Balance Sheet as of March 31, 1996..................... 3-4

      Consolidated Statements of Operations for the
      years ended March 31, 1996 and 1995................................. 3-6

      Consolidated Statements of Stockholders' Equity
      for the years ended March 31, 1996 and 1995......................... 3-7

      Consolidated Statements of Cash Flows for the
      years ended March 31, 1996 and 1995................................. 3-8

      Notes to Consolidated Financial Statements......................... 3-10

                               DISSENTERS' RIGHTS

         Under Arizona law, the holders of the Preferred Stock may dissent from and obtain payment of the fair value of their shares if the Preferred Stock Proposal is consummated. HOLDERS OF COMMON STOCK HAVE NO DISSENTERS' RIGHTS WITH RESPECT TO ANY OF THE PROPOSALS UNDER ARIZONA LAW. A copy of Sections 10-1320 through 10-1328 of the Arizona Business Corporation Act (the "ABCA"), which governs the procedures for the exercise of such dissenters' rights, is attached as Exhibit 4. The description of dissenters' rights set forth below is a summary only and is qualified in its entirety by reference to the text of Sections 10-1320 through 10-1328 of the ABCA.

         Any Preferred Stockholder who wishes to dissent and obtain payment of the fair value of his or her shares must: (1) cause the Company to receive, before the vote is taken on the Preferred Stock Proposal, written notice of the Stockholder's intention to demand payment for his or her shares if the Preferred Stock Proposal is effectuated; and (2) not vote the shares in favor of the Preferred Stock Proposal.

         If the Preferred Stock Proposal is approved, the Company will, no later than ten days after the Conversion Effective Date or the effective date of the reverse stock split, as the case may be, deliver a written notice (the "Dissenters' Notice") to all Preferred Stockholders who are entitled to demand payment for their shares (i.e., who have satisfied the above requirements). The Dissenters' Notice will: (1) state where the payment demand must be sent and where and when share certificates shall be deposited; (2) supply a form for demanding payment that includes the date of the first announcement to news media or to Stockholders of the terms of the proposed corporate action and that requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date; (3) set a date by which the Company must receive the payment demand, which date shall be at least thirty but not more than sixty days after the date the Dissenters' Notice is delivered; and (4) be accompanied by a copy of Sections 10-1320 through 10-1328 of the ABCA.

         A Stockholder who is given the Dissenters' Notice and desires to assert dissenters' rights must demand payment, certify whether the Stockholder acquired beneficial ownership of the shares before the date required to be set forth in the Dissenters' Notice pursuant to item (2) above, and deposit the Stockholder's certificates in accordance with the terms of the Dissenters' Notice. A Stockholder who demands payment and deposits his or her certificates in this manner retains all other rights of a Stockholder until these rights are canceled or modified by the taking of the proposed corporate action.

         ANY STOCKHOLDER WHO VOTES IN FAVOR OF THE PREFERRED STOCK PROPOSAL, WHO DOES NOT DEMAND PAYMENT OR WHO DOES NOT DEPOSIT THE STOCKHOLDER'S CERTIFICATES BY THE DATE SET IN THE DISSENTERS' NOTICE IS NOT ENTITLED TO PAYMENT FOR THE STOCKHOLDER'S SHARES OF PREFERRED STOCK UNDER SECTIONS 10-1320 THROUGH 10-1328 OF THE ABCA.

         Subject to certain exceptions, upon the Conversion Effective Date or the effective date of the reverse stock split, as the case may be, the Company will pay each dissenter who complies with the above procedures the amount the Company estimates to be the fair value of the dissenters' shares of Preferred Stock plus accrued interest (the "Payment"). The Payment will be accompanied by:
(1) certain financial statements of the Company; (2) a statement of the Company's estimate of the fair value of the shares of Preferred Stock; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under Section 10-1328 of the ABCA; and (5) a copy of Sections 10-1320 through 10-1328 of the ABCA.

         The Company may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the Dissenters' Notice as the date of the first announcement to news media or to Stockholders of the proposed corporate action. To the extent the Company elects to so withhold payment, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The Company shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters' right to demand payment under Section 10-1328.

         If a dissenter believes that the amount paid or offered is less than the fair value of the shares or that the interest was incorrectly calculated, if the Company fails to make payment within sixty days after the date set by the Company by which the Company must receive the payment demand, or if the Company, having failed to take the proposed action, does not return the deposited certificates or does not release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment, the dissenter may give written notice (the "Additional Payment Notice") to the Company of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made by the Company. A DISSENTER WAIVES THE RIGHT TO DEMAND ADDITIONAL PAYMENT UNLESS HE OR SHE CAUSES THE COMPANY TO RECEIVE THE ADDITIONAL PAYMENT NOTICE WITHIN THIRTY DAYS AFTER THE COMPANY MADE OR OFFERED PAYMENT FOR THE DISSENTER'S SHARES. If an Additional Payment Notice remains unsettled, the Company shall commence a proceeding within sixty days after receiving the Additional Payment Notice and shall petition the court to determine the fair value of the shares of Preferred Stock and accrued interest. If the Company does not commence such a proceeding within the sixty-day period, it shall pay to each dissenter whose Additional Payment Notice remains unsettled the amount demanded therein.

                                             By Order of the Board of Directors,

                                             Edward J. Cain, Secretary

Tempe, Arizona
___________, 1996

                                    EXHIBIT 1

                           FOURTH AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF

                           RECONDITIONED SYSTEMS, INC.

         Pursuant to A.R.S. Sections 10-1003, 10-1004 and 10-1007, Reconditioned Systems, Inc., an Arizona corporation (the "Corporation"), hereby adopts the following Articles of Incorporation amending and restating in their entirety the Articles of Incorporation filed with the Arizona Corporation Commission (the "Commission") on March 23, 1987, as amended and restated by filings with the Commission on September 14, 1992, on December 16, 1992, on February 23, 1994, and as further amended to date. The Fourth Amended and Restated Articles of Incorporation hereinafter appearing correctly set forth without change the provisions of the Articles of Incorporation as heretofore amended and amended hereby, and supersede the original Articles of Incorporation filed March 23, 1987, the First Amended and Restated Articles of Incorporation filed September 14, 1992, the Second Amended and Restated Articles of Incorporation filed December 16, 1992, the Certificate filed February 23, 1994 and the Third Amended and Restated Articles of Incorporation filed February 23, 1994.

                                    ARTICLE I

         The name of the Corporation shall be Reconditioned Systems, Inc.

                                   ARTICLE II

         The incorporators of the Corporation were Edward J. Cain, Robert L. Campbell and Charles R. Johnson, and their current addresses are as follows:

                           Edward J. Cain
                           8565 East Peppertree Lane
                           Scottsdale, Arizona  85253

                           Robert L. Campbell
                           5345 East McLellan, #100
                           Mesa, Arizona  85205

                           Charles R. Johnson
                           7458 East Vista
                           Scottsdale, Arizona  85250

                                   ARTICLE III

         The known place of business of the Corporation is 444 West Fairmont, Tempe, Arizona 85282. Said place of business shall be subject to change hereafter in accordance with applicable law.

                                   ARTICLE IV

         The Corporation is organized for the purpose of transacting all lawful business for which corporations may be organized under the laws of the State of Arizona, as amended from time to time. The Corporation initially intends to conduct in the State of Arizona (and elsewhere) the business of marketing reconditioned office work stations, furniture and furnishings.

                                       1-1

                                    ARTICLE V

      A. AUTHORIZED CAPITAL. This Corporation is authorized to issue two (2) classes of shares to be designated, respectively, Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is thirty million (30,000,000) shares. The total number of shares of Preferred Stock that this Corporation shall have authority to issue is ten million (10,000,000). The total number of shares of Common Stock that this Corporation shall have authority to issue is twenty million (20,000,000). Each six (6) shares of the Corporation's Common Stock issued as of the date and time immediately following the Conversion Effective Date (as such term is defined in Article V.E.4(l) of these Articles of Incorporation) (the "Split Effective Date") shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock; provided, however, that any fractional interest resulting from such change and reclassification shall be rounded upward to the nearest whole share.

      B. DETERMINATION OF PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF PREFERRED STOCK. The Board of Directors is hereby authorized, at its option, from time to time, to divide all or any part of the Preferred Stock into series thereof and to determine, to the fullest extent permitted by applicable law, the preferences, limitations and relative rights of each series of Preferred Stock.

      C. NO PREEMPTIVE RIGHTS; STOCK OPTIONS AND RIGHTS. No Stockholder of this Corporation shall have any preemptive or other similar right or option with respect to shares of capital stock proposed to be offered or issued by this Corporation. The Board of Directors shall have the authority to create and issue rights and options entitling the holders thereof to purchase from this Corporation shares of its capital stock.

      D. DISTRIBUTION; REPURCHASE OF SHARES. Subject to the requirements of applicable law, the Board of Directors shall have the authority to effect a distribution to the holders of its capital stock and shall have the authority to effect a purchase by this Corporation of outstanding shares of its capital stock.

      E. SERIES A CONVERTIBLE PREFERRED STOCK. Five Hundred Fifty-Five
Thousand Five Hundred Fifty-Five (555,555) of the Preferred Shares authorized to be issued by this Corporation are hereby divided into a separate series hereby established and designated as "Series A Convertible Preferred Stock." In addition to those otherwise provided by law and the Articles of Incorporation, each share in such series is hereby fixed and determined to be subject to the restrictions and qualifications, and to have the following powers, preferences, rights and limitations.

                  1.        Dividends.

                            (a) The holders of the Series A Convertible
Preferred Stock shall be entitled to receive dividends, at the rate of $0.405 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum payable out of funds legally available therefor prior and in preference to any declaration or payment of any dividend on the Common Stock or other equity securities of the Corporation. Such dividends on the Series A Convertible Preferred Stock shall be payable, in cash, when and as declared by the Board of Directors, quarterly, on February 1, May 1, August 1, and November 1 of each and every year (each such quarterly date being hereinafter referred to as a "Dividend Date"), commencing February 1, 1994. Dividends shall accrue on each share of Series A Convertible Preferred Stock from the date of issuance of the Series A Convertible Preferred Stock and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current quarterly period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock or other equity securities of this Corporation.

                            (b) No dividends (other than those payable solely in
the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation unless and until full cumulative dividends on the Series A Convertible Preferred Stock in the total amount of $0.405 per share (as adjusted for any stock dividends, combinations or
                                       1-2
splits with respect to such shares) per annum shall have been either (i) paid or (ii) declared with a sum sufficient for the payment thereof set apart during and for that quarter and for any prior quarter in which dividends accumulated but remain unpaid.

                  2.       Liquidation Preference.

                           (a) In the event of any liquidation, dissolution or
winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $4.50 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus an amount equal to the accrued but unpaid dividends whether or not earned or declared on each share of Series A Convertible Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds then distributed among the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Convertible Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                           (b) Upon completion of the distributions described in
Subsection (a) of this Section 2, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each of them.

                           (c) For purposes of this Section 2, (i) any
acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), or (ii) a sale of all or substantially all of the assets of the Corporation (such transactions described in clauses (i) and (ii) being referred to as "Sale Transactions") shall not be treated as a liquidation, dissolution or winding up of the Corporation unless holders of fifty percent (50%) of the shares of Series A Convertible Preferred Stock outstanding at such time elect to treat such event within the provisions of this Section 2. In any event, any Sale Transaction shall be subject to the provisions of Section 6 hereof. In the event that the holders of the Series A Convertible Preferred stock elect to have a Sale Transaction treated as a liquidation, dissolution or winding up covered by Subsection (a) of this Section 2, the holders of the Series A Convertible Preferred Stock and Common Stock of the Corporation shall be entitled to receive at the closing of such Sale Transaction in cash, securities or other property (valued as provided in Subsection (d) of Section 2 below) in the amounts as specified in Sections 2(a) and 2(b) above, respectively.

                           (d) Whenever the distribution provided for in this
Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities of other property as determined in good faith by the Board of Directors.

                  3.       Voting Rights.

                           (a) In addition to the rights specified in Subsection
(c) of this Section 3, each holder of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could be converted at the time of the taking of such vote or other action and, except as otherwise set forth in Subsection (c) of this Section 3, shall have voting rights and powers equal to the voting rights and powers of the Common Stock (and such Series A Convertible Preferred Stock shall, except as otherwise provided herein or as required by law, vote together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

                                       1-3

                           (b) The holders of shares of Series A Convertible
Preferred Stock shall be entitled to vote as a class where provided by Arizona law.

                           (c) For so long as any shares of the Series A
Convertible Preferred Stock shall remain outstanding, it shall be a "Dividend Default" if the Corporation shall fail to pay all or any portion of the dividends accrued on the Series A Convertible Preferred Stock pursuant to Subsection (a) of Section 1 hereof on any quarterly Dividend Date (any such Dividend Date on which all or any portion of a dividend is not paid at the rate specified in Subsection (a) of Section 1 hereof, being hereinafter referred to as a "Defaulted Dividend Date"), whether or not declared and whether or not funds are legally available therefor. It shall be an "Event of Default" hereunder if (i) the Corporation fails to pay to the holders of the Series A Convertible Preferred Stock, in cash, an amount equal to the sum of (A) one-half (1/2) or more of the amount of such accrued but unpaid dividend which was accrued on the Defaulted Dividend Date, plus (B) the entire amount of the dividend accrued from the Defaulted Dividend Date on the Dividend Date immediately following a Defaulted Dividend Date, whether or not declared and whether or not funds are legally available therefor, or (ii) on or prior to the second Dividend Date immediately following a Defaulted Dividend Date, the Corporation fails to pay to the holders of the Series A Convertible Preferred Stock, in cash, an amount equal to all accrued and unpaid dividends from the applicable Defaulted Dividend Date through and including such second Dividend Date, whether or not declared and whether or not funds are legally available therefor. During the continuance of any Event of Default (a "Voting Period"), until the voting rights provided for herein shall have terminated in accordance with Subsection (d) of this Section 3, of the Board of Directors shall automatically and without any Board or stockholder action be increased by one
(1) director, and a majority of the holders of the Series A Convertible Preferred Stock shall have the right, acting through their Designated Agent (as defined below), to appoint to the Board of Directors a person to serve as such additional director of the Corporation (the "Default Director"), to hold such position for the term of the Voting Period or until such director's successor shall have been replaced by the Designated Agent or the holders of the Series A Convertible Preferred Stock as set forth in Subsection (e) of this Section 3.

                           (d) If all Events of Default shall have been cured
(i.e., all accrued and unpaid dividends through the date of such cure shall have been paid), then the holders of the Series A Convertible Preferred Stock shall be immediately divested of the special voting rights specified in Subsection (c) of Section 3 hereof. Such special voting rights shall again accrue to the holders of the Series A Convertible Preferred Stock in the event that there occurs any further Event of Default. Upon the termination of any special voting rights as hereinabove provided, the number of members of the Board of Directors shall automatically and without any Board or stockholder action revert to the number of members in effect immediately prior to the increase in the size of the Board of Directors pursuant to Subsection (c) of this Section 3 and the Default Director shall automatically be divested of his position as a director of the Corporation.

                           (e) In the case of any vacancy in the position of the
Default Director, the Designated Agent shall have the right to appoint a new Default Director to serve in such capacity for the term of the Voting Period. Any Default Director may be removed and replaced during any Voting Period by the Designated Agent or by the vote of the holders of two-thirds (2/3) of shares of Series A Convertible Preferred Stock then outstanding, either for or without cause, given at a special meeting of such stockholders called for that purpose or pursuant to written consent of such stockholders.

                           (f) The holders of a majority of the Series A
Convertible Preferred Stock shall, upon the issuance of such shares, appoint a "Designated Agent" who shall be responsible for the appointment and/or removal of any Default Director. Any Designated Agent may be removed and replaced, at any time and from time to time, by the vote of holders of two thirds (2/3) of the then outstanding Series A Convertible Preferred Stock, either for or without cause, given at a special meeting of such stockholders called for that purpose or pursuant to a written consent of such stockholders.

                  4.       Conversion.

         The holders of Series A Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                                       1-4

                           (a) Right to Convert. Each share of Series A
Convertible Preferred Stock shall be convertible, at the option of the holder thereof and without the payment of any additional consideration, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.50 by the Conversion Price (as hereinafter defined) applicable to such share, determined as hereinafter provided, in effect on the date the certificate representing any such share(s) is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Convertible Preferred Stock (the "Conversion Price") shall initially be $4.50 per share of Common Stock. Such initial Conversion Price shall be adjusted as hereafter provided in subsection (d) of this Section 4.

                           (b) Mandatory Conversion. Each share of Series A
Convertible Preferred Stock shall, at the option of the Corporation and subject to the provisions of this Subsection (b), automatically be converted into shares of Common Stock at the then-effective Conversion Price, in the event that the average Closing Price (as hereinafter defined) for the Corporation's Common Stock as reported on the Nasdaq system for any five (5) consecutive Trading Days (as hereinafter defined) occurring after the date of issuance of the Series A Convertible Preferred Stock shall equal or exceed an amount equal to 1.75 multiplied by the then effective Conversion Price. The term "Trading Day" shall mean a day on which securities are traded on the Nasdaq system. The term "Closing Price" shall mean the closing bid price for each day as furnished by Nasdaq. It shall be a condition precedent to such mandatory conversion by the Corporation that there shall become effective a registration statement covering the shares of Common Stock into which the Series A Convertible Preferred Stock is convertible (the "Registrable Shares") which would permit the continuous sale and distribution of all of the Registrable Shares. In connection with the Corporation filing and causing of the registration statement covering the Registrable Shares to become effective, the Corporation shall take all such other actions as are reasonably necessary to effect registration of such Registrable Shares, including without limitation, the filing of post-effective amendments and supplements, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act of 1933, as amended.

                           (c) Mechanics of Conversion. Before any holder of
Series A Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates representing shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Convertible Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. It shall be a condition precedent to the effectiveness of the conversion of shares of Series A Convertible Preferred Stock that all accumulated and unpaid dividends on the shares to be so converted be paid by the Corporation to the holder of the Series A Convertible Preferred stock being so converted.

                           (d) Conversion Price Adjustments. The Conversion
Price of the Series A Convertible Preferred Stock shall be subject to adjustment from time to time as follows:

                                    (i)In the event that the Corporation should
at any time or from time to time after the issuance of the Series A Convertible Preferred Stock fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock ("Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Convertible Preferred Stock shall be

                                       1-5
appropriately decreased so that the number of shares of Common Stock issuable on conversion of the Series A Convertible Preferred Stock shall be increased in proportion to such increase of outstanding shares (including the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Common Stock Equivalents).

                  (ii) If the number of shares of Common Stock outstanding at any time after the date of issuance of the Series A Convertible Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the record dates of such combination, the Conversion Price for the Series A Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of the Series A Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

         (e) Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Subsection (d)(i) of Section 4, then, in each such case for the purposes of this Subsection (e) of this Section 4, the holders of the Series A Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

         (f) Recapitalization. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination of assets provided for elsewhere in this Section 4), provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Convertible Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Convertible Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

         (g) No Impairment. This Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Convertible Preferred Stock against impairment.

         (h) No Fractional Shares and Certificate as to Adjustments.

                  (i) No fractional shares shall be issued upon conversion of the Series A Convertible Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Convertible Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Convertible Preferred Stock pursuant to this
Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation

                                       1-6
shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Convertible Preferred Stock.

         (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any over securities or property, or to receive any other right, or to participate as a holder of Common Stock in any Sale Transaction, the Corporation shall mail to each holder of Series A Convertible Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, Sale Transaction or right, and the amount and character of (i) such dividend, distribution or right or (ii) the consideration to be received by holders of Common Stock pursuant to such Sale Transaction.

         (j) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         (k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at this address appearing on the books of this Corporation.

         (l) Automatic Conversion on July 19, 1996. Notwithstanding any other provision of Article V.E. of these Articles of Incorporation, effective at 12:01 MST on July 19, 1996 (the "Conversion Effective Date"):

                  (i) the outstanding shares of Series A Convertible Preferred Stock, together with any and all accrued but unpaid dividends through the Conversion Effective Date (the "Accrued Dividends") shall automatically be converted into shares of Common Stock on the basis of 13 shares of Common Stock for each share of Series A Convertible Preferred Stock and Accrued Dividends thereon;

                  (ii) the holders of Series A Convertible Preferred Stock shall no longer be entitled to receive dividends on the Series A Convertible Preferred Stock, shall no longer be entitled to any liquidation preference, shall no longer be entitled to elect a Default Director to the Company's Board of Directors during Dividend Defaults, and shall no longer have any of the other rights associated with the Series A Convertible Preferred Stock;

                  (iii) Article V.E. of these Articles of Incorporation shall terminate and be of no further force or effect, except that the provisions of this Article V.E.4(l) shall continue to apply;

                  (iv) each stock certificate representing issued and outstanding shares of Series A Convertible Preferred Stock will automatically represent the proportionate number of shares of Common Stock. The holders of Series A Convertible Preferred Stock may, but are not required to, exchange their existing Series A Convertible Preferred Stock certificates for certificates representing the proportionate number of shares of Common Stock. If not exchanged earlier, the Series A Convertible Preferred Stock certificate will be exchanged


                                       1-7
for certificates representing the proportionate number of shares of Common Stock at such time as a holder surrenders the certificates for the purpose of transferring shares to another person; and

                           (v) the 555,555 shares of Series A Convertible
Preferred Stock which were issued shall be cancelled and shall not be available for future issuance.

         5. Protective Provisions. So long as any shares of Series A Convertible Preferred Stock are outstanding, this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock:

                  (a) effect or agree to effect a Sale Transaction or any reclassification or other change of any stock, or any recapitalization of the Corporation;

                  (b) alter or change the rights, preferences or privileges of the shares of Series A Convertible Preferred Stock so as to affect adversely the shares;

                  (c) increase the authorized number of shares of Series A Convertible Preferred Stock;

                  (d) create any new class or series of stock having a preference over, being on a parity with, the Series A Convertible Preferred Stock with respect dividends or upon liquidation;

                  (e) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Series A Convertible Preferred Stock otherwise than by conversion in accordance with Section 4 above;

                  (f) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock; or

                  (g) amend its Articles of Incorporation if such amendment would change any of the rights, preferences or privileges provided for herein for the benefit of any shares of Series A Convertible Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation shall not amend its Articles of Incorporation or Bylaws without the approval of the holders of the Series A Convertible Preferred Stock as aforesaid if such amendment would:

                           (i) reduce the dividend rate on the Series A
Convertible Preferred stock provided for herein, or make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of the Series A Convertible Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

                           (ii) reduce the amount payable to the holders of the
Series A Convertible Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of the Series A Convertible Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation;

                           (iii) make the Series A Convertible Preferred Stock
redeemable at the option of the Corporation;

                           (iv) cancel or modify the Conversion Rights of the
Series A Convertible Preferred Stock provided for in Section 5 hereof; or

                           (v) change the authorized number of directors of the
Corporation.

                                       1-8

                  6. Amendment and Waivers. Any term of Article V.E. of these Articles of Incorporation may be amended and the observance of any term of
Article V.E. of these Articles of Incorporation may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the approval by written consent of the Corporation and the written consent of the holders of a majority of all shares of Series A Convertible Preferred Stock then outstanding. Any amendment or waiver so effected shall be binding upon the Corporation and any holder of Series A Convertible Preferred Stock.

                                   ARTICLE VI

         The business and affairs of this Corporation shall be conducted by a Board of Directors of not less than three (3) nor more than nine (9) members, as established from time to time by resolution of said Board. The names and addresses of the persons who are to serve as directors until the next annual meeting of shareholders or until their successors are elected and qualify are:

         Wayne R. Collignon
         444 West Fairmont
         Tempe, Arizona  85282

         Dirk D. Anderson
         444 West Fairmont
         Tempe, Arizona  85282

         Scott W. Ryan
         111 Presidential Boulevard
         Suite 246
         Bala Cynwyd, Pennsylvania  19004

                                   ARTICLE VII

         The Corporation shall indemnify to the fullest extent permitted by law any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity. The foregoing indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

                                  ARTICLE VIII

         The Corporation elects not to be subject to Title 10, Chapter 23,
Article 2 of the Arizona Revised Statutes relating to "Control Share Acquisitions" and elects not to be subject to Title 10, Chapter 23, Article 3 of the Arizona Revised Statutes relating to "Business Combinations."

                                   ARTICLE IX

         FC Service Corporation, an Arizona corporation, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004-2390, is hereby appointed the statutory agent for the Corporation for the State of Arizona.

                                    ARTICLE X

         To the fullest extent permitted by the Arizona Revised Statutes as the same exist or may be hereafter amended, no director of the Corporation shall be liable to the Corporation or its Stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this Article X, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or failure to act of a director of the Corporation occurring prior to such repeal, amendment or modification.



                                       1-9

         IN WITNESS WHEREOF, the President and Secretary of the Corporation, acting for and on behalf of the Corporation and at the direction of the Board of Directors of the Corporation, have hereunto set their hands this ___ day of ________, 1996.

RECONDITIONED SYSTEMS, INC.,
an Arizona corporation

- - ------------------------------                    ------------------------------
Wayne Collignon, President                        Edward J. Cain, Secretary



                                      1-10

                                    EXHIBIT 2

                              AMENDED AND RESTATED
                                     BYLAWS

                                       of

                          RECONDITIONED SYSTEMS, INC.,
                             an Arizona corporation

                                    ARTICLE I

                            Articles of Incorporation

         Section 1.01. Reference to Articles. Any reference herein made to the corporation's articles shall be deemed to refer to its articles of incorporation and all amendments thereto as of any given time on file with the Arizona Corporation Commission (or any successor to its functions).

         Section 1.02. Seniority. The articles shall in all respects be considered senior and superior to these bylaws, with any inconsistency to be resolved in favor of the articles, and with these bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

                                   ARTICLE II

                               Corporation Offices

         Section 2.01. Known Place of Business. The known place of business of the corporation in the State of Arizona shall be the office of its statutory agent unless otherwise designated in the articles or as provided in Section 2.02 hereof. The corporation may have such other offices, either within or outside of the State of Arizona, as the board of directors may designate or as the business of the corporation may require from time to time.

         Section 2.02. Changes. The board of directors may change the corporation's known place of business or its statutory agent from time to time by filing a statement with the Arizona Corporation Commission pursuant to applicable law.

                                   ARTICLE III

                                  Shareholders

         Section 3.01. Annual Meetings. An annual meeting of the shareholders shall be held at such date, time and place as determined by the board of directors, which date shall be within thirteen (13) months of the last annual meeting of the shareholders, or in the absence of action by the board, as set forth in the notice given, or waiver signed, with respect to such meeting pursuant to Section 3.03 below. At the annual meeting, shareholders shall elect a board of directors and transact such other business as may be properly brought before the meeting. If for any reason any annual meeting is not held during the period set forth above, a deferred annual meeting may thereafter be called and held in lieu thereof, at which the same proceedings (including the election of directors) may be conducted. The failure to hold an annual meeting during the period set forth above shall not affect the validity of any corporate action. Any director elected at any annual meeting, deferred annual meeting or special meeting shall continue in office until the election of his successor, subject to his earlier resignation pursuant to Section 7.01 below or his removal by the shareholders pursuant to Section 4.10 below.

                                       2-1

         Section 3.02. Special Meetings. Special meetings of the shareholders may be held whenever and wherever called for by the chairman of the board, the president or the board of directors, the written demand of the holders of not less than ten percent (10%) of all issued and outstanding shares of each voting group of the corporation entitled to vote at any such meeting, or as otherwise required by state law. Any written demand by shareholders shall state the purpose or purposes of the proposed meeting, and business to be transacted at any such meeting shall be confined to the purposes stated in the notice thereof, and to such additional matters as the chairman of the meeting may rule to be germane to such purposes.

         Section 3.03. Notices. Not less than ten (10) nor more than sixty (60) days before the date of any meeting of the shareholders and at the direction of the person or persons calling the meeting, the secretary of the corporation, or any other officer of the corporation or other person directed by the board of directors, shall cause a written notice setting forth the date, time and place, and, with respect to special meetings only, a description of the purpose or purposes for which the meeting is called, to be delivered to each shareholder of record at his last address as it appears on the corporation's records on the applicable record date; provided that notice may be communicated orally if it is reasonable to do so under the circumstances. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication or by mail or private carrier, and shall be deemed given and effective as provided by law.

         When a meeting is adjourned to another date, time or place, written notice need not be given of the adjourned meeting, if the date, time and place thereof are announced at the meeting at which adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is set for the adjourned meeting, written notice of the date, time and place of the adjourned meeting shall be given in conformity with these bylaws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         Section 3.04. Waiver of Notice. Any shareholder may waive call or notice of any annual, deferred annual or special meeting (and any adjournment thereof) at any time before, during which, or after it is held. Attendance of a shareholder at any such meeting in person or by proxy shall: (i) waive objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waive objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. No call or notice of a meeting of the shareholders shall be necessary if each shareholder waives the same in writing or by attendance.

         Section 3.05. Shareholders of Record. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders (and at any adjournment of such meeting), or shareholders entitled to consent to corporate action without a meeting or shareholders entitled to receive payment of any dividend, or for any other lawful action, the board of directors may fix in advance a record date which shall not be more than seventy (70) nor less than ten (10) days before the date of any meeting of shareholders, nor more than seventy (70) days before the date of any such other action.

         If no record date is fixed by the board of directors for determining shareholders entitled to notice of, and to vote at, a meeting of shareholders, the record date shall be at 4:00 in the afternoon on the day before the day on which notice is given, or, if notice is waived, at the commencement of the meeting. If no record date is fixed for determining shareholders entitled to express written consent to corporate action without a meeting, the record date shall be the time of the day on which the first written consent is served upon an officer or director of the corporation.

         A determination of shareholders of record entitled to notice of, and to vote at, a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting; and provided further that the board of directors shall fix a new record date for any meeting adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

         Section 3.06. Shareholder List for Meeting. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of the meeting. The

                                       2-2
list shall be arranged by voting group, and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder. The shareholders' list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office, the office of the corporation's transfer agent if specified in the meeting notice or at another place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or his attorney, on written demand, may inspect and, subject to Arizona law, copy the list during regular business hours and at his expense during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder, his agent or his attorney may inspect the list at any time during the meeting or any adjournment thereof. The corporation's refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting. The shareholders' list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

         Section 3.07. Proxies. Any shareholder entitled to vote may vote by proxy at any meeting of the shareholders (and at any adjournment thereof) which is specified in such proxy, provided that the proxy is executed in writing by such shareholder or his duly authorized attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise specifically provided thereon. The burden of proving the validity of any undated, irrevocable or otherwise contested proxy at a meeting of the shareholders shall rest with the person seeking to exercise the proxy. A telegram, cablegram or facsimile appearing to have been transmitted by a shareholder or by his duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy.

         Section 3.08. Voting. Except for the election of directors (which shall be governed by cumulative voting pursuant to applicable law) and except as may otherwise be required by the corporation's articles, these bylaws or by statute, each issued and outstanding share of the corporation (specifically excluding shares held in the treasury of the corporation) represented at any meeting of the shareholders in person or by a proxy given pursuant to Section 3.07 above, shall be entitled to one vote on each matter submitted to a vote of the shareholders at such meeting. Unless otherwise required by the corporation's articles or by applicable law and except for the election of directors (which shall be by a plurality of the votes cast), any question submitted to the shareholders shall be resolved by a majority of the votes cast thereon, provided that such votes constitute a majority of the quorum of that particular meeting, whether or not such quorum is then present. Voting shall be by ballot on any question as to which a ballot vote is demanded before the voting begins, by any person entitled to vote on such question; otherwise, a voice vote shall suffice. No ballot or change of vote shall be accepted after the polls have been declared closed following the ending of the announced time for voting.

         Section 3.09. Voting of Shares by Certain Holders. Shares of the corporation held by another corporation may be voted by such corporation's officer, agent or proxy as its bylaws may prescribe, or in the absence of such bylaw provision, by any other person designated by resolution of its board of directors, and such officer, agent or other person so designated may vote such corporation's shares in this corporation in person or by proxy appointed by him.

         Shares held by an administrator, executor, legal representative, guardian, conservator or other legal representative may be voted by such representative, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee, other than a trustee in bankruptcy, may be voted by such representative, either in person or by proxy, but no such trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver, trustee in bankruptcy or assignee for the benefit of creditors may be voted by such representative, either in person or by proxy. Shares held by or under the control of such a receiver or trustee may be voted by such receiver or trustee, either in person or by proxy, without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver or trustee was appointed.

                                       2-3

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         If shares stand in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the corporation is given a written instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, his act binds;
(ii) if more than one votes, the act of the majority so voting binds all; and
(iii) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally.

         Section 3.10. Quorum. At any meeting of the shareholders, the presence in person or by proxy of the holders of a majority of the shares of the corporation issued, outstanding and entitled to vote at the meeting shall constitute a quorum of the shareholders for all purposes. Where a separate vote by class or classes is required, a majority of the shares of such class or classes present in person or by proxy shall constitute a quorum entitled to take action with respect to the vote on that matter. In the absence of a quorum, any meeting may be adjourned from time to time by its chairman, without notice other than by announcement at the meeting, until a quorum is formed. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum has been formed at any meeting, the shareholders from time to time remaining in attendance may continue to transact business properly brought before the meeting until adjournment, notwithstanding the prior departure of enough shareholders to leave less than a quorum.

         Section 3.11. Election Inspectors. The board of directors, in advance of any meeting of the shareholders, may appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, or upon request of any person entitled to vote at the meeting shall, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there are more than one) shall determine the number of shares outstanding, the authenticity, validity and effect of proxies and the number of shares represented at the meeting in person and by proxy; the election inspector(s) shall receive and count votes, ballots and consents and announce the results thereof; the election inspector(s) shall hear and determine all challenges and questions pertaining to proxies and voting; and, in general, the election inspector(s) shall perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballot pursuant to
Section 3.08 shall be counted by an inspector or inspectors.

         Section 3.12. Organization and Conduct of Meetings. Each meeting of the shareholders shall be called to order and thereafter chaired by the chairman of the board of directors if there is one; or, if not, or if the chairman of the board is absent or so requests, then by the president; or if both the chairman of the board and the president are unavailable, then by such other officer of the corporation or such shareholder as may be appointed by the board of directors. The corporation's secretary shall act as secretary of each meeting of the shareholders; in his absence the chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary for the meeting. After calling a meeting to order, the chairman thereof may require the registration of all shareholders intending to vote in person and the filing of all proxies with the election inspector(s), if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies shall be accepted. If directors are to be elected, a tabulation of the proxies so filed shall, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) before the closing of the election polls. Absent a showing of bad faith on his part, the chairman of a meeting shall, among other things, have absolute authority to fix the period of time allowed for the registration of shareholders and the filing of proxies, to determine the order of business to be conducted at such meeting and to establish reasonable rules for expediting the business of the meeting (including any informal, or question and answer portions thereof).

                                       2-4

         Section 3.13. Shareholder Approval or Ratification. The board of directors may submit any contract or act for approval or ratification of the shareholders, either at a duly constituted meeting of the shareholders or by unanimous written consent to corporate action without a meeting pursuant to
Section 3.15 below. If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting or by such unanimous written consent, the same shall be valid and as binding upon the corporation and all of its shareholders as it would be if it were the act of the shareholders.

         Section 3.14. Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting of the shareholders or in the areas of credentials, proxies, quorums, voting and similar matters shall be deemed waived if no objection is made at the meeting.

         Section 3.15. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting and without notice if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent may be executed in counterparts and shall have the same effect as a unanimous vote of the shareholders of the corporation at a duly convened meeting.

         Section 3.16. Meetings by Alternative Communications. The board of directors may permit any or all of the shareholders to participate in any annual or special meeting of shareholders or conduct the meeting through use of any means of communication by which all of the shareholders participating may simultaneously hear each other during the meeting. If the board elects to permit participation by such means of communication, the notice of the meeting shall specify how a shareholder may participate in the meeting by such means of communication. The participation may be limited by the board of directors to specified locations or means of communication. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                                   ARTICLE IV

                               Board of Directors

         Section 4.01. Membership. The board of directors shall be comprised of not less than three (3) nor more than nine (9) members who need not be shareholders of the corporation. The directors shall be elected at each annual meeting of the shareholders. The board of directors shall have the power to increase or decrease its size within the aforesaid limits and to fill any vacancies that may occur in its membership in the interval between the annual meetings of the shareholders, whether resulting from an increase in the size of the board or otherwise. Each director elected by the shareholders or the board of directors shall hold office until his successor is duly elected and qualified; provided, however, that the shareholders entitled to vote for the election of directors at a shareholders' meeting may fill any vacancy in the board of directors, if not already filled, or substitute another person to fill the vacancy, in which case the term of office of the person elected by the board of directors shall forthwith terminate. Any decrease in the size of the board shall not become effective until the expiration of the term of the directors then in office, unless at the time of such decrease there are vacancies on the board which are being eliminated by the decrease.

         Section 4.02. General Powers. All corporate powers shall be exercised by or under the authority of and the business and affairs of the corporation shall be managed under the direction of the board of directors.

         Section 4.03. Regular Meetings. A regular annual meeting of the board of directors shall be held as soon as practicable after the adjournment of each annual meeting of the shareholders, either at the place of the shareholders' meeting or at such other place as the directors elected at the shareholders' meeting may have been informed of at or before the time of their election. Additional regular meetings may be held at regular intervals on such dates and at such places and times as the board of directors may determine.

         Section 4.04. Special Meetings. Special meetings of the board of directors may be held whenever and wherever called for by the chairman of the board, the president, or one-third (1/3) of the directors then in office (rounded up to the nearest whole number).

                                       2-5

         Section 4.05. Notices. No notice need be given of regular meetings of the board of directors. Notice of the date, time and place of any special meeting shall be given to each director in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication or by mail or private carrier addressed to him at his latest address appearing on the corporation's records, and shall be given at least two days before the meeting. Notice must be in writing unless oral notice is reasonable under the circumstances. Any person who has given notice hereunder may make an affidavit that notice was given, which shall be conclusive that notice was so given.

         Section 4.06. Waiver of Notice. Any director may waive call or notice of any meeting (and any adjournment thereof) at any time before, during which, or after it is held. A director's attendance or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting or promptly on his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. No call or notice of a meeting of directors shall be necessary if each of them waives the same in writing or by attendance. Any meeting, once properly called and noticed (or as to which call and notice have been waived) and at which a quorum is formed, may be adjourned to another time and place by a majority of those in attendance.

         Section 4.07. Quorum. A quorum for the transaction of business at any meeting or adjourned meeting of the board of directors shall consist of a majority of the directors then in office, except that when a vacancy or vacancies exist in the board, a majority of the directors then in office shall constitute a quorum. Once a quorum has been formed at any meeting, the directors from time to time remaining in attendance may continue to transact business properly brought before the meeting until adjournment, notwithstanding the prior departure from the meeting of enough directors to leave less than a quorum. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time without further notice or waiver thereof.

         Section 4.08. Voting. Any matter submitted to a meeting of the board of directors shall be resolved by a majority of the votes cast thereon.

         Section 4.09. Power to Act Notwithstanding Vacancy. Pending the filling of vacancies in the board of directors, a majority of a full board of directors may exercise the powers of the board of directors.

         Section 4.10. Removal. Any director may be removed from the board of directors, with or without cause, subject only to limitations provided by law.

         Section 4.11. Executive Committee. The board of directors, by resolution adopted by a majority of the full board, may name one or more of its members as an executive committee. An executive committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation while the board is not in session, subject to such limitations as may be included in the board's resolution; provided, however, that an executive committee shall not have the authority of the board of directors in reference to the following matters: (i) the authorization of distributions; (ii) the approval or submission to shareholders of any action that requires shareholder approval under applicable law; (iii) the filling of vacancies on the board of directors or on any committee of the board of directors; (iv) the amendment of the articles of incorporation; (v) the adoption, amendment or repeal of the bylaws; (vi) approval of a plan of merger not requiring shareholder approval; (vii) authorization or approval of a reacquisition of shares, except according to a formula or method prescribed by the board of directors; (viii) authorization or approval of the issuance, sale or contract for sale of shares or determination of the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize the executive committee or an executive officer of the corporation to do so within limits specifically prescribed by the board of directors; and (ix) fixing the compensation of directors for serving on the board or on any committee of the board of directors. Any member of the executive committee may be removed, with or without cause, by the board of directors. If any vacancy occurs in the executive committee, it shall be filled by the board of directors. The board of directors, with or without cause, may dissolve any committee or remove any member thereof at any time.

         Section 4.12. Other Committees. The board of directors, from time to time, by resolution adopted by a majority of the full board, may appoint other standing or temporary committees from its membership and vest such committees with such powers as the board may include in its resolution; provided, however, that such committees

                                       2-6
shall be restricted in their authority as specifically set forth with respect to the executive committee in Section 4.11 above.

         Section 4.13. Tenure of Committee Members. Except in the case of resignation, disqualification, removal or the inability to serve for any reason, each member of any committee established under this Article IV shall hold office until the next regular annual meeting of the board of directors and until his successor is elected and qualified.

         Section 4.14. Meetings of Committees. Regular meetings of committees established under this Article IV may be held without notice on such days and at such times and places as the committees may fix from time to time by resolution. Special meetings of a committee may be called by any member thereof upon notice to other members of the committee in the manner provided in Section 4.04 for special meetings of the board of directors.

         Section 4.15. Quorum of Committee Members. One-third (1/3) of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, unless the committee shall consist of one (1) or two (2) members, in which case one (1) member shall constitute a quorum. Action of any committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         Section 4.16. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors or of any committee at which action is taken on any matter shall be deemed to have assented to the action taken unless: (i) the director objects at the beginning of the meeting or promptly upon the director's arrival to holding it or transacting business at the meeting; (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation before 5:00 p.m. on the next business day after the meeting. The right of dissent or abstention shall not be available to a director who voted in favor of the action.

         Section 4.17. Compensation. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors or of any committee, and may be paid a fixed sum for attendance at each such meeting and/or a stated salary as a director or committee member. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefrom.

         Section 4.18. Action by Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if the action is taken by the all of the directors or committee members. The action shall be evidenced by one or more written consents describing the action taken and signed by all directors or committee members. Such consent may be executed in counterparts and shall have the same effect as a unanimous vote of the directors or committee members of the corporation at a duly convened meeting.

         Section 4.19. Meetings by Alternative Communications. The board of directors may permit any or all of the directors to participate in any regular or special meeting by or conduct the meeting through use of any means of communication by which all of the directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                                    ARTICLE V

                               Officers - General

         Section 5.01. Elections and Appointments. The board of directors shall elect or appoint a president, a secretary and a treasurer, and may choose a chairman of the board, one or more vice presidents or such other officers as the board of directors shall determine. The regular election or appointment of officers shall take place at each annual meeting of the board of directors, but elections of officers may be held at any other meeting of the board. A person elected or appointed to any office shall continue to hold that office until the election or

                                       2-7
appointment of his successor, subject to action earlier taken pursuant to
Section 5.04 or 7.01 below. The same individual may simultaneously hold more than one office in the corporation.

         Section 5.02. Additional Appointments. In addition to the officers contemplated in Section 5.01 above, the board of directors may elect or appoint other corporate or divisional officers or agents with such authority to perform such duties as may be prescribed from time to time by the board of directors, by the president or, in the case of assistant officers (as, for example, one or more assistant secretaries), by the superior officer of any person so elected or appointed. Each of such persons (in the order designated by the board) shall be vested with all of the powers and charged with all of the duties of his superior officer in the event of such superior officer's absence or disability.

         Section 5.03. Bonds and Other Requirements. The board of directors may require any officer to give bond to the corporation (with sufficient surety, and conditioned for the faithful performance of the duties of his office) and to comply with such other conditions as may from time to time be required of him by the board.

         Section 5.04. Removal; Delegation of Duties. The board of directors may remove an officer of the corporation at any time with or without cause or temporarily delegate his powers and duties to any other officer or to any director. Such removal or delegation shall be without prejudice to the contract rights, if any, of the person so removed or whose powers and duties have been delegated. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 5.05. Salaries. The salaries of officers may be fixed from time to time by the board of directors or (except as to the president's own) left to the discretion of the president. No officer shall be prevented from receiving a salary by reason of the fact that he also is a director of the corporation.

                                   ARTICLE VI

                                Specific Officers

         Section 6.01. Chairman of the Board. The board of directors may elect a chairman to serve as a general executive officer of the corporation, and, if specifically designated as such by the board, as the chief executive officer of the corporation. If elected, the chairman shall preside at all meetings of the board of directors and be vested with such other powers and duties as the board may from time to time delegate to him.

         Section 6.02. President and Vice President. Unless otherwise specified by resolution of the board of directors, the president shall be the chief executive officer of the corporation. The president shall supervise the business and affairs of the corporation and the performance by all of its other officers of their respective duties, subject to the control of the board of directors (and of its chairman, if the chairman has been specifically designated as chief executive officer of the corporation). One or more vice presidents may be elected by the board of directors to perform such duties as may be designated by the board or be assigned or delegated to them by the chief executive officer. Any one of the vice presidents as authorized by the board shall be vested with all of the powers and charged with all of the duties of the president in the event of his absence or inability to act. Except as may otherwise be specifically provided in a resolution of the board of directors, the president or any vice president shall be a proper officer to sign, on behalf of the corporation, any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture or other instrument of any significant importance to the corporation. The president or any vice president may represent the corporation at any meeting of the shareholders of or with respect to any action of the shareholders of any other corporation in which this corporation then holds shares, and may vote this corporation's shares in such other corporation in person or by proxy appointed by him and may otherwise exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation, provided that the board of directors may from time to time confer the foregoing authority upon any other person or persons.

         Section 6.03. Secretary. The secretary shall keep the minutes of meetings of the shareholders, board of directors and any committee, and all unanimous written consents of the shareholders, board of directors and any committee of the corporation, and shall see that all notices are duly given in accordance with the provisions of these

                                       2-8
bylaws or as required by law, and in case of his absence or refusal or neglect to do so, notices may be served by any person so directed by the president. The secretary shall be custodian of the corporate seal and corporate records, shall have the authority to authenticate the corporate records and, in general, shall perform all duties incident to the office. Except as may otherwise be specifically provided in a resolution of the board of directors, the secretary and each assistant secretary shall be a proper officer to take charge of the corporation's stock transfer books and to compile the shareholder list pursuant to Section 3.06 above, and to impress the corporation's seal on any instrument signed by the president, any vice president or any other duly authorized person, and to attest to the same.

         Section 6.04. Treasurer. The treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall cause all money and other valuable effects to be deposited in the name and to the credit of the corporation in such depositories, subject to withdrawal in such manner as may be designated by the board of directors. He shall render to the president, the directors and the shareholders at proper times an account of all his transactions as treasurer and of the financial condition of the corporation. The treasurer shall be responsible for preparing and filing such financial reports, financial statements and returns as may be required by law.

                                   ARTICLE VII

                           Resignations and Vacancies

         Section 7.01. Resignations. Any director, committee member or officer may resign from his office at any time by written notice delivered to the corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date or event. The acceptance of a resignation shall not be required to make it effective.

         Section 7.02. Vacancies. If the office of any director, committee member or officer becomes vacant by reason of his death, resignation, disqualification, removal or otherwise, the shareholders or the board of directors may choose a successor to hold office for the unexpired term as provided in Section 4.01 and Section 5.01, as the case may be.

                                  ARTICLE VIII

                                      Seal

         The board of directors may provide for a seal of the corporation, which shall have inscribed thereon the name of the corporation and the state and year of its incorporation.

                                   ARTICLE IX

                        Certificates Representing Shares

         Section 9.01. Form. Shares of the corporation may but need not be represented by certificates. If certificates are issued, each certificate representing shares of the corporation shall be in such form as may from time to time be prescribed by the board of directors, shall be consecutively numbered, and shall exhibit such information as may be required by applicable law. If certificates are not issued, then every holder of uncertificated shares shall be entitled to receive a certificate that complies with applicable law on request to the corporation.

         Section 9.02. Signatures and Seal. All certificates issued for shares of the corporation (whether new, re-issued, or transferred) shall bear the manual or facsimile signatures of one or more officers designated by the board of directors or, in the absence of board designation by the president, a vice president, or the secretary, and also may bear an impression or facsimile of the corporation's corporate seal, if any. If the person who signed either manually or in facsimile a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

                                       2-9

         Section 9.03. Ownership. The corporation shall be entitled to treat the registered owner of any share as the absolute owner thereof and, accordingly, shall not be bound to recognize any beneficial, equitable or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may be expressly provided by applicable law.

         Section 9.04. Transfers. Transfers of shares of the corporation may be made on the stock transfer books of the corporation only at the direction of the person named in the certificate (or by his duly authorized attorney-in-fact) and upon the surrender of such certificate properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the corporation (or its transfer agent) may require. The transfer of the shares of the corporation shall be subject to such restrictions on transfer, if any, as may be imposed by the articles of incorporation or bylaws of the corporation, or by any amendment thereof, by applicable law or by an agreement among the shareholders or between shareholders and the corporation. No transfer shall affect the right of the corporation to pay any dividend due upon the shares or to treat the holder of record as the holder-in-fact until the transfer has been recorded in the books of the corporation.

         Section 9.05. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificates representing shares of the corporation or of any predecessor corporation, the corporation may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register and issue) a new certificate, and cause the same to be delivered to the owner of the shares represented thereby, provided that the owner shall have submitted such evidence showing, or an affidavit reciting, the circumstances of the alleged loss, theft or destruction, and his ownership of the certificate, as the corporation considers satisfactory, together with any other facts that the corporation considers pertinent, and further provided that a bond of indemnity, with or without surety, shall have been provided in form and amount satisfactory to the corporation (and to its transfer agent and/or registrar, if applicable), unless the board of directors waives the requirement of a bond.

                                    ARTICLE X

                                    Dividends

         Subject to such restrictions or requirements as may be imposed by applicable law or the corporation's articles or as may otherwise be binding upon the corporation, the board of directors may from time to time declare and the corporation may pay dividends on shares of the corporation outstanding on the dates of record fixed by the board, to be paid in cash, in property, or in shares of the corporation on or as of such payment or distribution dates as the board may prescribe.

                                   ARTICLE XI

                                   Amendments

         These bylaws may be altered, amended, supplemented, repealed or temporarily or permanently suspended, in whole or in part, or new bylaws may be adopted, at any duly constituted meeting of the board of directors or the shareholders or, alternatively, by unanimous written consent to corporate action without a meeting of the board of directors or the shareholders, as the case may be, pursuant to these bylaws and applicable law. The shareholders in amending or repealing a particular bylaw may provide expressly that the board of directors may not amend or repeal that bylaw.

                                   ARTICLE XII

                          Indemnification and Insurance

         Section 12.01. Indemnification. The corporation shall, to the full extent permitted by Arizona law as amended from time to time, indemnify and advance expenses to each person whom it may indemnify or advance expenses to pursuant to such law.



                                      2-10

         Section 12.02. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Arizona law.

                                  ARTICLE XIII

                               General Provisions

         Section 13.01. Construction. As used in these bylaws, the masculine includes the feminine and the neuter as the context requires.

         Section 13.02. Books and Records. The books and records of the corporation shall be kept at such places within or outside of Arizona as the board of directors may from time to time determine.

                             Certificate of Adoption

         The undersigned secretary does hereby certify that the foregoing bylaws were adopted by vote of the shareholders at the annual meeting of the shareholders on July ___, 1996.


                                                      --------------------------
                                                                  , Secretary
                                                      ------------


                                      2-11

                                    Exhibit 3

                           RECONDITIONED SYSTEMS, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                                 March 31, 1996

                                       3-1

                          INDEPENDENT AUDITORS' REPORT

To The Stockholders and Board of Directors of
Reconditioned Systems, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Reconditioned Systems, Inc. and Subsidiaries, and the related consolidated statements of operations, statement of stockholders' equity, and cash flows for the year ended March 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Reconditioned Systems, Inc. and Subsidiaries as of March 31, 1996, and the results of its operations, statement of stockholders' equity, and its cash flows for the year ended March 31, 1996, in conformity with generally accepted accounting principles.

Certified Public Accountants

Phoenix, Arizona
May 13, 1996

                                       3-2

                        MCGLADDERY & PULLEN AUDIT LETTER

                                       3-3

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                 March 31, 1996

                                     ASSETS

Current Assets:
   Cash and cash equivalents (Note 1)                                   $  100,698
   Accounts receivable - trade, net of
     allowance for doubtful accounts of
     $8,000 (Notes 2, 3 and 4)                                             556,577
   Inventory (Notes 1, 3 and 4)                                          1,376,531
   Prepaid expenses and other current assets                                24,879
                                                                        ----------
        Total Current Assets                                             2,058,685

Property and Equipment: (Notes 1, 3 and 4)
   Machinery and equipment                           $  228,488
   Office furniture and equipment                       219,621
   Leasehold improvements                                35,620
   Vehicles                                              13,632
                                                     ----------
                                                        497,361
   Less: accumulated depreciation and
           amortization                                (282,444)           214,917
                                                     ----------

Other Assets:

   Refundable deposits and other                                            62,694
                                                                        ----------

                                                                        $2,336,296
                                                                        ==========



                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                                       3-4

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                 March 31, 1996

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Note payable (Note 3)                                                    $  270,378
   Current maturities of long-term
     debt (Note 4)                                                              47,461
   Accounts payable (Note 2)                                                   409,015
   Accrued expenses                                                            348,937
                                                                            ----------
        Total Current Liabilities                                            1,075,791

Long-Term Debt, less current maturities
  (Note 4)                                                                      83,717

Commitments: (Note 5)                                                                -

Stockholders' Equity: (Notes 7, 8, and 9)
   Common stock, no par value; 20,000,000
     shares authorized; 1,621,300 shares
     issued and 1,620,500 shares outstanding          $2,489,143
   9% Series A convertible preferred
     stock, no par value; cumulative;
     10,000,000 shares authorized;
     555,555 shares issued and outstanding             2,156,717
   Accumulated deficit                                (3,465,318)
                                                      ----------
                                                       1,180,542

   Less: treasury stock, at cost                          (3,754)            1,176,788
                                                      ----------            ----------
                                                                            $2,336,296
                                                                            ==========

                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                                       3-5

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                   For The Years Ended March 31, 1996 and 1995

                                             1996                 1995*
                                             ----                 ----

Sales (Note 2)                            $  7,971,697        $ 10,820,364

Cost of Sales (Note 2)                       6,454,271           8,498,945
                                          ------------        ------------

Gross Profit                                 1,517,426           2,321,419

Selling and Administrative Expenses          1,757,135           2,746,191

Goodwill Impairment (Note 10)                     --               968,030

Restructuring Charges (Note 11)              1,434,029             731,129
                                          ------------        ------------

        Loss from Operations                (1,673,738)         (2,123,931)
                                          ------------        ------------
Other Income (Expense):

   Interest income                                 893               1,256
   Interest expense                            (88,912)           (118,586)
   Other                                        20,705               6,047
                                          ------------        ------------

                                               (67,314)           (111,283)
                                          ------------        ------------

        Loss before Income Taxes            (1,741,052)         (2,235,214)

Provision for Income Taxes (Note 6)             13,000             220,206
                                          ------------        ------------

Net Loss                                    (1,728,052)         (2,015,008)

Preferred stock dividends (Note 8)            (225,133)           (225,133)
                                          ------------        ------------
Net loss attributable to common

  stockholders                            $ (1,953,185)       $ (2,240,141)
                                          ============        ============


Loss per Common Share (Note 1)            $      (1.23)       $      (1.38)
                                          ============        ============

Weighted Average Number of Common

  Shares Outstanding                         1,586,708           1,627,533
                                          ============        ============


*As restated, for comparative purposes only.

                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                                       3-6

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   For The Years Ended March 31, 1996 and 1995

                                   Common Stock
                                   ------------

                                                                Preferred           Retained            Treasury
                              Shares             Amount           Stock             Earnings              Stock              Total
                              ------             ------           -----             --------              -----              -----

Balance,
  March 31, 1994            1,613,000        $ 2,364,368       $ 2,177,181        $   502,875        $    (3,754)       $ 5,040,670

Purchase of
  Facility Options
  Group, Inc.
  (Note 7)                     20,000             81,250              --                 --                 --               81,250

Cancellation of
  founders' stock
  (Note 7)                   (100,000)              --                --                 --                 --                 --

Payments related to
  private placement
  of preferred
  stock (Note 8)                 --                 --             (20,464)              --                 --              (20,464)

Preferred stock
  dividends
  (Note 8)                       --                 --                --             (225,133)              --             (225,133)

Net loss                         --                 --                --           (2,015,008)              --           (2,015,008)
                          -----------        -----------       -----------        -----------        -----------        -----------

Balance,
  March 31, 1995            1,533,000          2,445,618         2,156,717         (1,737,266)            (3,754)         2,861,315

Conversion of
  redeemable
  common stock
  (Note 7)                     12,000             43,525              --                 --                 --               43,525

Purchase of
  Corporate
  Upholstery, Inc.
  (Note 7)                     76,300               --                --                 --                 --                 --

Net loss                         --                 --                --           (1,728,052)              --           (1,728,052)
                          -----------        -----------       -----------        -----------        -----------        -----------

Balance
  March 31, 1996            1,621,300        $ 2,489,143       $ 2,156,717        $(3,465,318)       $    (3,754)       $ 1,176,788
                          ===========        ===========       ===========        ===========        ===========        ===========





                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                                       3-7

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   For The Years Ended March 31, 1996 and 1995

                                                  1996                 1995
                                                  ----                 ----

Cash Flows from Operating Activities:

   Cash received from customers                $  8,701,153        $ 10,890,673
   Cash paid to suppliers and employees          (8,170,062)        (11,285,537)
   Interest received                                    893               1,256
   Interest paid                                    (88,912)           (118,586)
   Income taxes received                            303,768             152,935
   Income taxes paid                                   --               (85,997)
                                               ------------        ------------
        Net cash provided (used) by
          operating activities                      746,840            (445,256)
                                               ------------        ------------

Cash Flows from Investing Activities:

   Property and equipment                           (12,270)            (69,360)
   Other                                            (17,771)             20,936
                                               ------------        ------------
        Net cash used by
          investing activities                      (30,041)            (48,424)
                                               ------------        ------------

Cash Flows from Financing Activities:
   Proceeds from notes payable and
     long-term borrowings                         5,196,603           1,775,936
   Principal payments on notes payable,
     long-term borrowings and
     obligations under capital lease             (5,885,787)         (1,262,811)
   Preferred stock dividends                           --              (225,133)
   Conversion of redeemable common stock            (16,475)               --
   Payments related to private placement
     of preferred stock                                --               (20,464)
                                               ------------        ------------
        Net cash provided (used) by
          financing activities                     (705,659)            267,528
                                               ------------        ------------
Net increase (decrease) in cash and
  cash equivalents                                   11,140            (226,152)

Cash and cash equivalents at beginning
  of year                                            89,558             315,710
                                               ------------        ------------
Cash and cash equivalents at end
  of year                                      $    100,698        $     89,558
                                               ============        ============




                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                                       3-8

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                   For The Years Ended March 31, 1996 and 1995

                                                       1996                1995
                                                       ----                ----

Reconciliation of Net Loss to Net Cash
  Provided (Used) by Operating Activities:

Net loss                                            $(1,728,052)       $(2,015,008)

Adjustments to reconcile net loss to net cash provided (used) by operating activities:

    Depreciation and amortization                       103,393            204,960
    Loss on sale of property and equipment                 --                4,528
    Provision for doubtful accounts                      (9,100)            72,796
    Deferred income taxes                               (13,000)            66,000
    Goodwill impairment                                    --              968,030
    Restructuring charge                                663,610               --

Changes in Assets and Liabilities:

    Trade receivables                                   717,851             (2,487)
    Income tax refund receivable                        303,768           (206,268)
    Inventory                                         1,120,970            504,058
    Prepaid expenses and other                          150,256             70,107
    Accounts payable and accrued expenses              (562,856)           (98,972)
    Income taxes payable                                   --              (13,000)
                                                    -----------        -----------
        Net cash provided (used) by operating
          activities                                $   746,840        $  (445,256)
                                                    ===========        ===========


Non-Cash Investing and Financing Activities:

During the year ended March 31, 1996, the Company recognized investing activities that affected stockholders' equity, but did not result in cash receipts or payments. These non-cash activities are as follows:

         Conversion of redeemable common stock to 12,000 shares of common stock valued at $43,525 (See Note 7).

         Issued 76,300 shares of common stock to an individual pursuant to the CUI acquisition agreement (See Note 7).

During the year ended March 31, 1995, the Company recognized investing and financing activities that affected its assets and liabilities, but did not result in cash receipts or payments. These non-cash activities are as follows:

         Financed the purchase of equipment in the amount of $24,496.

         Issuance of 20,000 shares of common stock to the former owner of FOG, valued at $81,250 (See Note 7).

         Cancellation of 100,000 shares of common stock pursuant to an agreement with the Company's founders (See Note 7).


                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                                       3-9

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       Summary of Significant Accounting Policies:

         Nature of Business:

         Reconditioned Systems, Inc. ("RSI" or the "Company"), is a corporation which was incorporated under the laws of the State of Arizona in March, 1987. The principal business purpose of the Company is the reconditioning and sale of office workstations comprised of panel systems to customers located throughout the country.

         Pervasiveness of Estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Principles of Consolidation:

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: RSI Integrated Parts, Inc. (RSIIP), RSI Acquisitions, Inc. (RSIA), Corporate Upholstery, Inc. (CUI, a subsidiary of RSIA) and Facility Options Group, Inc. (FOG, a subsidiary of RSIA). All material intercompany accounts and transactions are eliminated in consolidation.

         Revenue Recognition:

         The Company recognizes a sale when its earning process is complete. In connection with projects that are to be installed by the customer or an agent of the customer, the sale is recognized when the product is shipped to or possession is taken by the customer. In connection with projects installed by the Company, the sale is recognized upon completion of the installation.

         Cash and Cash Equivalents:

         The Company considers all highly liquid debt instruments and money market funds purchased with an initial maturity of three (3) months or less to be cash equivalents.

         Inventory:

         Inventory, composed of used office workstations and reconditioning supplies, is stated at the lower of cost (weighted-average method) or market. The Company reviews its inventory monthly and makes provisions for damaged and obsolete items. The Company contemplates its ability to alter the size of panels and other workstation components, and designs projects so that the workstations are comprised of products currently in inventory in establishing its obsolescence reserve. At March 31, 1996, the Company had established a reserve for damaged and obsolete inventory in the amount of $25,000.

         Property and Equipment:

         Property and equipment are recorded at cost. Depreciation is generally provided for on the straight-line basis over the following estimated useful lives of the assets:

                                      3-10

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1.       Summary of Significant Accounting Policies: (CONTINUED)

                                                     Years
                                                     -----

              Machinery and equipment                 5 - 7
              Office furniture and equipment          5 - 7
              Leasehold improvements                  Lease term
              Vehicles                                4 - 5

         It is the Company's policy to include amortization expense on assets acquired under capital leases with depreciation expense on owned assets.

         Goodwill:

         The Company reviews its goodwill at least annually to evaluate potential impairment by comparing the carrying value of the intangible with expected future net operating cash flows from the related operations. If the expected future net operating cash flows are less than the carrying value, the Company recognizes an impairment loss equal to the amount by which the carrying value exceeds the discounted expected future net operating cash flows from the related operation.

         Deferred Income Taxes:

         Deferred income taxes are provided on a liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         Loss Per Common Share:

         The computation of loss per common share is based on the net loss attributable to common stockholders and the weighted average number of common shares outstanding for each period. Outstanding warrants, the Series A Convertible Preferred Stock and common shares contingently issuable are not included in the computation of earnings per share because their effect would be anti-dilutive.

         New Accounting Pronouncements:

         Statements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), issued by the Financial Accounting Standards Board (FASB), is effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. At the present time, the Company has not determined if it will change its accounting policy for stock-based compensation, or only provide required financial statement disclosures. As such, the impact on the Company's financial position and results of operations is currently unknown.

                                      3-11

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.       Related Party Transactions:

         The Company sells some of its reconditioned workstations to a related entity, and also purchases new and used parts from that entity. A summary of these related party transactions and balances included in the accompanying financial statements, is as follows:

                                                      1996            1995
                                                      ----            ----

         Sales                                       $111,387       $175,963
                                                     ========       ========

         Purchases                                   $212,020       $318,919
                                                     ========       ========

         Accounts receivable                         $  5,932
                                                     ========

         Accounts payable and accrued expenses       $117,530
                                                     ========



3.       Pledged Assets and Line of Credit:

         As of March 31, 1996, the Company had outstanding borrowings of $270,378 under a $1,200,000 revolving line of credit agreement with Norwest Business Credit, Inc. Interest is payable at the bank's base rate plus six percent (6%), and has a minimum monthly interest requirement of $9,000. Borrowings on the line of credit may not exceed a total of eighty percent (80%) of eligible accounts receivable and thirty percent (30%) of eligible inventory. At March 31, 1996, the maximum amount available on the line of credit was approximately $700,000. Accounts receivable, inventory, property and equipment and intangibles have been assigned as collateral for amounts borrowed under this loan agreement. The credit facility contains various covenants by the Company, including covenants that the Company: (i) will maintain a net worth of $1,150,000 (adjusted upward over time); (ii) will have annual net income of $80,000 (adjusted upward over time); (iii) will maintain a debt service coverage ratio of at least 1.2 to 1; (iv) will not create any liens or encumbrances on any of its assets other than certain permitted liens and encumbrances; (v) will not incur any indebtedness other than certain permitted indebtedness; (vi) will not make any investments in or loans to any other person other than certain permitted investments and loans; (vii) will not declare or pay any dividends (other than dividends payable solely in stock of the Company) or make any other distributions on or repurchases or redemptions of any of its stock; (viii) will not dispose of any of its subsidiaries or will not consolidate with or merge into any person or permit any other person to merge into the Company; (ix) will not engage in any line of business materially different from its present business; (x) will not expend or contract to expend more than $50,000 during any fiscal year on capital assets; and (xi) will not issue or sell any stock so as to change the percentage of stock owned by each of the Company's stockholders, and will not permit the transfer of any or all of the issued and outstanding shares of the Company's stock.

4.       Pledged Assets and Long-Term Debt:

         Long-term debt consists of the following:



                                      3-12

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4.       Pledged Assets and Long-Term Debt: (CONTINUED)

         8.25% note payable to National Bank of Arizona, due in monthly installments of $4,087, including principal and interest until paid in full; collateralized by accounts receivable, inventory, property and equipment, and intangibles. In connection with this loan agreement, the Company has agreed to maintain certain financial ratios and various other covenants. In addition, this note payable is guaranteed by certain of the Company's stockholders.

                                         $ 116,835

         Capital lease obligations          14,343
                                         ---------

                                           131,178

         Less: current maturities          (47,461)
                                         ---------
                 Long-term portion       $  83,717
                                         =========

         Aggregate maturities of long-term debt, are as follows:

                    March 31,             Amount
                    ---------             ------
                      1997               $ 47,461
                      1998                 50,657
                      1999                 33,060
                                         --------

                                         $131,178
                                         ========

5.       Operating Lease Commitments:

         The Company leases facilities in Tempe and Phoenix, Arizona, as well as certain equipment and vehicles under operating lease agreements expiring at various times through March, 2001. Certain of the lease agreements require the Company to pay property taxes, insurance and maintenance costs. The lease on the Tempe, Arizona facility, which expires in March, 2001, is guaranteed by certain of the Company's stockholders.

         The total minimum rental commitment is due as follows:

                    March 31,           Amount
                    ---------           ------
                      1997              $  218,205
                      1998                 205,867
                      1999                 197,571
                      2000                 195,912
                      2001                 195,353
                                        ----------

                                        $1,012,908
                                        ==========

         Rent expense under operating lease agreements for the years ended March 31, 1996 and 1995 was approximately $425,000 and $560,000, respectively.

                                      3-13

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6.       Income Taxes:

         Deferred tax assets consist of the following components:

         Deferred tax assets:
           State loss carryforwards           $    280,000
           Federal loss carryforward             1,120,000
                                              ------------
                                                 1,400,000
         Less: valuation allowance              (1,400,000)
                                              ------------
                                              $      -
                                              ============

         The Company has established a valuation allowance equal to the full amount of the deferred tax asset due to the uncertain nature of the utilization of the loss carryforwards.

         The components of income tax expense (benefit), are as follows:

                               1996             1995
                               ----             ----
            Current:

              Federal        $    --          $(286,206)
              State               --               --
                             ---------        ---------
                                  --           (286,206)
                             ---------        ---------
            Deferred:

              Federal           (9,750)          25,000
              State             (3,250)          41,000
                             ---------        ---------
                               (13,000)          66,000
                             ---------        ---------

                             $ (13,000)       $(220,206)
                             =========        =========

The Company's tax expense (benefit) differed from the statutory rate, as follows:

                                                              1996             1995
                                                              ----             ----
    Statutory rate applied to loss before
      income taxes                                        $  (590,000)    $  (782,325)

    Increase (decrease) in income taxes resulting from:
        State income taxes                                   (160,000)       (105,000)
        Statutory/actual rate difference                        4,000          23,000
        Non-deductible goodwill amortization                  190,000          27,000
        Non-deductible goodwill impairment                       --           339,000
        Non-deductible expenses                               (20,000)         37,000
        Deductible goodwill impairment                       (580,000)           --
        Deferred tax asset valuation allowance              1,170,000         230,000
        Other                                                 (27,000)         11,119
                                                          -----------     -----------

                                                          $   (13,000)    $  (220,206)
                                                          ===========     ===========

                                      3-14

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6.       Income Taxes: (CONTINUED)

         The Company's approximate net operating loss carryforwards and their respective expiration dates, are as follows:

                     Amount            Expiration
                     ------            ----------
         Federal   $3,300,000     $430,000 in 2010, $2,870,000 in 2011
         Arizona    3,100,000     $200,000 in 1999, $765,000 in 2000, $2,135,000 in 2001

7.       Common Stock, Common Stock Purchase Warrants and Common Stock Options:

         At the Company's inception, in March, 1987, 100 shares of Common Stock were issued to the founders for $100. In July, 1992, the Company's Board of Directors approved a 10,000 for 1 stock split, increasing the number of shares held by the founders to 1,000,000 shares.

         On December 17, 1992, 500,000 shares of the Company's Common Stock were sold in an initial public offering in units consisting of two shares of common stock, together with one Class A Common Stock Purchase Warrant and one Class B Common Stock Purchase Warrant. The units were sold for $5 each and resulted in gross proceeds in the amount of $2,500,000. The Company received $1,824,268 after paying costs of the offering, consisting primarily of underwriting fees, legal fees, accounting fees, and printing fees. Each Class A Common Stock Purchase Warrant entitled the holder to purchase one share of common stock and was exercisable at $5.50 per share through June 30, 1994. Each Class B Common Stock Purchase Warrant entitled the holder to purchase one share of common stock and was exercisable at $6.50 per share through June 30, 1995. The warrants required the Company to maintain an effective registration statement for the term of the warrants. Holders of warrants residing in states where such shares are not qualified or registered, or otherwise exempt from such requirements, may be denied the right to exercise those warrants. In addition, in connection with this offering, the Company issued the Underwriters warrants to purchase 25,000 units exercisable at $6.25 per share through December 17, 1997. The warrants issued to the Underwriters also contained certain registration rights for the underlying shares.

         On March 31, 1993, the Company acquired all of the outstanding shares of CUI from two individuals. Prior to the acquisition, these individuals owned 90% and 10% of CUI, respectively. The total cost of the purchase was $1,273,289, which consisted of cash of $300,000, notes payable of $300,000, 120,000 restricted shares of the Company's Common Stock, and acquisition costs of $73,289. As part of the purchase, the stockholders of CUI were given a put option to require the Company to redeem the 120,000 restricted shares of the Company's Common Stock for $600,000 ($5 per share) for a period contemporaneous with the common stock's market restriction. As such, the 120,000 restricted shares of the Company's Common Stock issued as part of this purchase were valued at $600,000 and were recorded as Redeemable Common Stock and were not included in the Company's Stockholders' Equity.

         The acquisition was accounted for as a purchase and the excess of the purchase price over the fair value of the net assets acquired in the amount of $1,075,589 was recorded as Goodwill.


                                      3-15

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7.       Common Stock, Common Stock Purchase Warrants and Common Stock Options:
         (CONTINUED)

         On August 3, 1993, the Company acquired all of the outstanding shares of FOG from its stockholder. The cost of this transaction was originally recorded at $534,916. This consisted of assumed liabilities in excess of assets of $218,191, acquisition costs of $154,225, and 50,000 shares of common stock previously held in the Company's treasury (See Note 9). The acquisition was accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired was recorded as Goodwill in the amount of $534,916. The 50,000 shares of common stock were recorded at their fair value at the date of the acquisition as reported by the Nasdaq Small Cap Market, which was $3.25 per share or $162,500. The fair value had decreased from the original cost of the treasury shares by $1.50 per share or $75,000, which was charged to retained earnings. In addition, as part of the purchase, an additional 50,000 restricted shares of the Company's Common Stock were contingently issued in the name of the former owner of FOG, and placed in escrow. The shares were to be issued out of escrow when and if FOG attained certain sales levels. Because these contingent shares were issuable based upon FOG's performance, and were not connected with the continued employment of the former owner of FOG, the value of the contingent shares was considered to be non-compensatory. The shares were considered to be a purchase price adjustment in the acquisition of FOG at the point in time when they were earned.

         On December 28, 1993, the Company entered into an agreement with the individual that held 90%, or 108,000 shares, of the redeemable common stock issued in connection with the purchase of CUI. Under the terms of this agreement, the redemption right was exchanged for 5,000 additional restricted shares of the Company's Common Stock, and the Company's guarantee that on or about August 31, 1995, he would receive additional shares of restricted common stock that would result from dividing the then per share market value of the stock into the difference between the then market value of his 108,000 shares and $540,000. The Company did not change the cost of the CUI acquisition as a result of this agreement, since the best estimate of fair value of the total common stock held by this individual was $540,000 at the date of the agreement. At that time, the $540,000 was transferred from Redeemable Common Stock to Common Stock and included in the Company's Stockholders' Equity.

         On January 14, 1994, the Company issued 10,000 Common Stock Purchase Warrants to Nutmeg Securities, Ltd., exercisable at $3.50 per share through July 15, 1996, as a commission on the sale of 8,000 shares previously held in the Company's treasury (See Note 9). In addition, certain other Common Stock Purchase Warrants which were issued by the Company on January 14, 1994 have currently expired without being exercised.

         On or about November 1, 1994, the individual who held the other 12,000 shares of redeemable common stock issued in the CUI acquisition requested the Company to redeem these shares for $60,000. The Company was unable to comply with the request and was sued by this individual. During the quarter ended September 30, 1995, the Company reached a settlement with the individual whereby the redemption rights were cancelled, he sold the 12,000 shares on the open market for a total of $43,525, and the Company paid damages in the amount of $16,475. The purchasers of these shares do not have any redemption rights and, as such, the $43,525 was transferred to the Company's Common Stock account and the $16,475 was expensed.

         In addition, on or about November 1, 1994, FOG attained sales levels upon which 20,000 shares of the Company's Common Stock were issued to the former owner of FOG. The 20,000 shares were valued based on the fair market value as quoted by the Nasdaq Small Cap Market at that date and were added to the initial purchase price of FOG at $4.0625 per share, or $81,250.

                                      3-16

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7.       Common Stock, Common Stock Purchase Warrants and Common Stock Options:
         (CONTINUED)

         Effective March 31, 1995, the Company's founders were required to cancel 100,000 shares of common stock as a result of the Company's failure to obtain certain profit thresholds that were outlined in the Company's initial public offering. Since the Company's founders did not receive anything in return for the cancelled shares, no value was assigned to this non-reciprocal, non-monetary transaction.

         On August 10, 1995, the Company issued 200,000 Common Stock Options to its current President and Chief Executive Officer (100,000) and its current Chief Financial Officer (100,000). These options are exercisable at $2.75 per share through August 10, 2005. They contain certain registration rights and were issued in conjunction with employment agreements executed between the Company and these individuals.

         On or about August 31, 1995, the Company issued 76,300 shares of common stock to the former 90% owner of CUI in accordance with the agreement entered into on December 28, 1993. Since any value placed on these new shares of common stock would only reduce the value of the original shares of common stock issued to this individual as part of the purchase of CUI, no value was placed on this transaction.

         On September 1, 1995, FOG ceased operations. Therefore, FOG was unable to attain the sales levels required for the former owner to receive the final 30,000 contingent shares that were being held in escrow. As such, these 30,000 shares of the Company's redeemable Common Stock were cancelled.

         The Company's Board of Directors has extended the date through which the Company's Class A and Class B Common Stock Purchase Warrants may be exercised to June 30, 1996 and June 30, 1997, respectively. As of the date of this report, none of the Company's Stock Purchase Warrants or Stock Options have been exercised.

8.       Preferred Stock:

         On February 25, 1994, the Company consummated a private offering, pursuant to a stock purchase agreement, selling 555,555 shares of its Series A Convertible Preferred Stock, no par value, (the "Preferred Stock") at an exercise price of $4.50 per share. The gross proceeds from the offering were $2,500,000. The Company received $2,156,717 after payments of selling commissions and structuring fees of $175,000, and offering costs of $168,283.

         The Preferred Stock provides for payments of nine percent (9%) dividends (a rate of $.405 per share per annum), payable quarterly in preference to any declaration or payment of any dividend on the common stock or other equity securities of the Company. The dividends are cumulative and accrue on each share of Preferred Stock from the date of issuance. In the event of any liquidation, dissolution, or winding up of the Company, the holders of the Preferred Stock shall be entitled to receive $4.50 per share, plus any accrued but unpaid dividends, prior to any distribution to holders of common stock. Each holder of Preferred Stock is entitled to notice of any stockholders meetings and is entitled to the number of votes equal to the number of shares of common stock into which each share of Preferred Stock is convertible. Each share of Preferred Stock is convertible into such number of fully paid and non-assessable shares of common stock, as is determined by dividing $4.50 by the conversion price, which is currently $4.50.


                                      3-17

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8.       Preferred Stock: (CONTINUED)

         The Company has granted the holders of Preferred Stock certain protective provisions which prohibit any actions by the Company which might impair or affect the rights or preferences of such holders, without the consent of a majority of the holders of Preferred Stock In addition, if the Company causes an "Event of Default" in the payment of dividends to holders of Preferred Stock, then the holders of a majority of the Preferred Stock have the right to appoint a person to the Board of Directors until the "Event of Default" has been cured. The holders of Preferred Stock have also been granted certain registration rights. The registration rights enable them to demand registration under the Securities Act of 1933 on the common stock issuable pursuant to conversion of the Preferred Stock or to require that the Company include such common stock in a registration statement filed by the Company.

         As of March 31, 1996, the Company had not paid the last four quarterly dividends on its Series A Convertible Preferred Stock. As a result of this dividend default, the preferred stockholders appointed a member to the Company's Board of Directors during December, 1995. These unpaid dividends of $225,133 are included in the computation of net loss attributable to common stockholders and loss per common share, but have not been accrued as a liability in the accompanying consolidated financial statements since they have not been declared by the Company's Board of Directors.

 9.      Treasury Stock:

         During the year ended March 31, 1992, RSIA purchased 58,800 shares of RSI common stock on the open market for approximately $4.75 per share, or a total of $279,254. During the year ended March 31, 1994, the Company sold 8,000 of these shares for $24,450 (See Note 7) and reissued 50,000 of these shares in connection with the acquisition of FOG (See Note 7). During the year ended March 31, 1996, ownership of the remaining 800 shares of the Company's Common Stock was transferred from RSIA to RSI.

10.      Goodwill Impairment:

         As of March 31, 1995, the Company determined that the $968,030 of remaining goodwill associated with the March 31, 1993 acquisition of CUI was impaired since CUI's expected future net operating cash flows were $0. This determination was based on the fact that while CUI's results of operations had improved as a result of the Company's restructuring program (See Note 11), CUI incurred significant losses from operations for the year ended March 31, 1995 and for the three months ended June 30, 1995 and, as a result of these losses, there was no evidence to support positive future cash flows from CUI's operations. Since this goodwill impairment occurred despite the Company's restructuring program and not as a result of it, the $968,030 charge is not included in the restructuring charge for the year ended March 31, 1995.

         As of September 30, 1995, the Company determined that the $563,562 of remaining goodwill associated with the August 3, 1993 acquisition of FOG was impaired since FOG's expected future net operating cash flows were $0. This determination was based on the fact that FOG was closed on September 1, 1995 as part of the Company's restructuring program. Since the impairment of FOG's goodwill was a direct result of the Company's restructuring, this $563,562 charge is included in the restructuring charge for the year ended March 31, 1996. The FOG Goodwill was not considered impaired as of March 31, 1995, since FOG reported net income and positive cash flow from operations for the year ended March 31, 1995, and at the time the Company's March 31, 1995 financial statements were released, the expected future net operating cash flows from FOG exceeded the carrying value of its Goodwill.


                                      3-18

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.      Restructuring:

         Despite increasing revenues during the fiscal year ended March 31, 1994, the Company incurred significant operating losses and in response thereto, the Board of Directors adopted a restructuring program in March, 1994. The original program was intended to be accomplished over a period of several years, and without any substantial charges as a result of the restructuring. The goal of the program was to simplify operations and reduce operating costs by closing RSIIP, which specialized in distributing clone Haworth and Herman Miller parts; converting CUI from an operation that specialized in marketing and remanufacturing Steelcase office furniture to a sales office concentrating on marketing Haworth workstations remanufactured by RSI; and converting FOG from an operation that specialized in marketing and remanufacturing Haworth workstations to a sales office concentrating on marketing Haworth workstations remanufactured by RSI. The Company did not anticipate any significant charges would be incurred as a result of the program, since the only employees that had mandatory severance packages were going to be retained, the inventory at RSIIP, CUI, and FOG could be sold off over time at book value, the Company's facilities with significant lease commitments would be retained and used after the restructuring, and the entire process would unfold slowly and methodically over several years. Subsequent factors, such as an opportunity to buy out the lease on the RSIIP facility, continuing operating losses, decreases to the Company's line of credit placing extreme pressure on the Company's cash flow position, and unexpected resistance to the restructuring by key employees forced the Company to modify and accelerate its original restructuring plan. As a result of this acceleration and modification of the original restructuring plan, the Company charged $1,434,029 to restructuring for the year ended March 31, 1996, and $721,129 to restructuring for the year ended March 31, 1995.

         Following adoption of the plan, CUI's operating results further deteriorated. On July 15, 1994, the Company began the search for a new President under whom the planned changes could be implemented. Severance expenses relating to the CUI management change which were not anticipated at the time the original restructuring plan was adopted, were a direct result of the restructuring, and resulted in a charge of $65,000 for the year ended March 31, 1995.

         During the period from the adoption of the restructuring program through August 1, 1994, the Company transferred all of RSIIP's clone Haworth parts to RSI at cost and RSI used these parts in its operations. In addition, during this period, the Company sold approximately $50,000 of the $185,000 of clone Herman Miller parts it had on hand at the time the restructuring program was adopted and the decision was made to close RSIIP. The $50,000 of clone Herman Miller parts were sold at an amount which approximated their cost and the Company then expected that the remainder of these parts could be sold at least at their cost. On or about August 1, 1994, the Company was contacted by the landlord of RSIIP's facility, who was aware that RSIIP was being closed and the facility was currently under-utilized. The landlord presented the Company with an opportunity to buy out the remainder of the lease for $30,000, provided the Company could vacate the premises immediately. At that time, the Company had twenty months remaining on the lease, with monthly occupancy costs of approximately $10,000. While the extra warehouse space was being utilized by RSI, RSI's management believed the Company would be able to forego such space.

                                      3-19

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.      Restructuring: (CONTINUED)

         To save the $200,000 of future occupancy costs, the Company elected to immediately liquidate the remaining clone Herman Miller parts. Management believed that the sum of any loss incurred as a result of the immediate liquidation of these parts and the lease buyout would be less than the future occupancy costs. The Company was able to liquidate these parts to a competitor. However, because the competitor had the ability to purchase these parts for the same price as the Company, the Company was required to substantially discount the price to consummate the sale. The Company incurred a loss in the amount of $94,887 on the sale of the parts, which was completed during August, 1994. A charge in the amount of $30,000 to buy out the lease was paid to the landlord during the quarter ended September 30, 1994, and the Company incurred costs of $17,245, for labor and other matters to return the leased premises to the condition required under the lease agreement. These total charges of $142,132, which were not anticipated by the Company at the time the original restructuring plan was adopted, were a direct result of the Company's restructuring program, and were included in the Company's restructuring charge for the fiscal year ended March 31, 1995.

         During the quarter ended December 31, 1994, the Company hired a new President for CUI and began the process of converting CUI to a sales office. In January, 1995, the Company's banking relationship had significantly deteriorated, primarily as a result of the severance charges, the charges incurred in closing down RSIIP, and the continuing losses at CUI. The bank had reduced the Company's credit line from $1,250,000 to $900,000, and had requested that the Company take action to immediately reduce the losses at CUI. The Company determined that the most effective and expedient way to reduce CUI's losses was to liquidate the inventory of used Steelcase office furniture to reduce occupancy and labor costs. In addition, the Company believed that liquidating this inventory would provide cash flow that would help with the difficult cash position the Company had been placed in by the reductions to the line of credit. On January 17, 1995, the Company entered into an agreement with a competitor under which the Company placed all of its Steelcase inventory with the competitor on consignment. Once again, because this competitor had the ability to purchase this type of product on the open market for the same cost as the Company, and since the competitor incurred significant labor and additional warehousing costs as a result of the large quantity of inventory consigned to it, the Company was required to substantially discount the consignment value of this inventory in order to entice the competitor to enter into the agreement. In addition, a significant portion of this product was damaged in shipping, and was not accepted on consignment. As a result, the Company's net realizable value for this inventory was reduced to the total consigned value, and the Company realized a loss in the amount of $448,997. In addition, CUI incurred labor and administrative costs of approximately $75,000 that were a direct result of removing the Steelcase inventory from its warehouses, loading the Steelcase inventory onto trucks, removing equipment and racking from the warehouse, and rearranging the small amount of warehouse space it was keeping so that it was better suited to support the new sales office concept. These total charges of $523,997, which the Company did not anticipate at the time the original restructuring plan was adopted, were a direct result of the acceleration of the plan that was required in light of the Company's deteriorated working capital position, and were included in the Company's restructuring plan for the fiscal year ended March 31, 1995.


                                      3-20

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.      Restructuring: (CONTINUED)

         As of March 31, 1995, all of the items included in the Company's $731,129 restructuring charge had either been paid or the losses had been realized. In addition, as of March 31, 1995 and through July 12, 1995, when the Company released its March 31, 1995 financial statements, the Company believed its restructuring was nearly complete and the only remaining step to complete the restructuring was to convert FOG from a full Haworth remanufacturing facility to a sales office. Because the Company did not at that time anticipate any significant additional charges would be incurred in connection with the final step of its restructuring plan, there were no accrued liabilities in connection with the Company's restructuring program as of March 31, 1995. At that time, FOG had reported net income and positive cash flows from operations for the year ended March 31, 1995, and the Company believed that the remaining goodwill recorded in connection with the acquisition of FOG was not impaired. Management believed that it could convert FOG to a sales office over time by allowing it to continue to remanufacture, depleting its existing inventory, and having RSI supplement its production. Under this plan, the Company believed that FOG could realize full value for its inventory, continue to report profits, and be fully converted to a sales office within twelve to eighteen months without the Company incurring any additional restructuring charges.

         The $731,129 restructuring charge for the year ended March 31, 1995 consisted of the following:

         Realized loss on parts inventory                    $ 94,887
         Lease buy out and other costs to vacate the
           parts facility                                      47,245
         Buy out of the employment contract of CUI's
           President                                           65,000
         Abandonment and write-down to consignment
           value of CUI's Steelcase inventory                 448,997
         Labor and administrative costs to convert CUI
           to a remanufactured Haworth sales office            75,000
                                                             --------

                                                             $731,129
                                                             ========

         During the first week of August, 1995, the Company's President and its Chief Executive Officer resigned. The Company named a new President and Chief Executive Officer and a new Chief Financial Officer. The Company's working capital position and banking relationship had further deteriorated, and the Company's line of credit had been reduced from $900,000 to $500,000. In addition, the bank informed the new management team that the credit line would continue to reduce until the losses ceased. Due to the Company's extremely difficult cash position, and the information from the bank that it would continue to reduce the line of credit, the new management team believed it was necessary to modify the Company's restructuring plan and close CUI immediately. In addition, during the first half of August, 1995, the new management team determined that FOG's operating results were deteriorating. FOG had reported a net loss for the four months ended July 30, 1995, and based on projected sales for August, 1995, it appeared a significant loss would be reported for that month. Because the Company was not able to withstand any further operating losses by FOG, the Company's new management was required to take additional action. The Company attempted to sell FOG, but did not receive any offers which equalled or exceeded FOG's liquidation value. Management considered management changes at FOG, but determined that the transition period would be extremely costly. Having exhausted the possibilities, management eventually decided to liquidate FOG.

                                      3-21

                  RECONDITIONED SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.      Restructuring: (CONTINUED)

         Effective September 1, 1995, the Company's restructuring plan was once again modified and FOG was closed. As a result of the closing of CUI and FOG, the Company incurred additional restructuring charges that management did not originally anticipate. FOG's remaining goodwill of $563,562 was fully impaired as of the date of its closing. In addition, a loss on the sale of CUI and FOG's equipment in the amount of $100,048 was realized, and the Company spent $41,644 to vacate CUI and FOG's facilities and return them to the condition required by their leases.

         The Company was required to write-off $84,393 of certain prepaid expenses and other current assets of CUI and FOG. These items included uncollectible receivables from former employees which were to have been paid through payroll deductions and non-refundable prepaid expenses such as brochures and promotional inventoried materials. As of September 30, 1995, the Company also accrued $112,760 for other expenses it expected to incur as a result of closing CUI and FOG. This estimate of additional closing costs was for items such as lease settlements and attorney fees. The remaining amount in the accrual as of March 31, 1996 was $21,074, and most of that accrual has been used subsequent to March 31, 1996.

         The last charge incurred as a result of closing CUI and FOG was the loss realized on the liquidation and disposal of inventory, in the amount of $531,621. During August, 1995, due to the Company's extreme cash needs, the Company's new management approached certain of its competitors and requested them to provide a cash offer to purchase the remaining Steelcase inventory owned by CUI, which was held on consignment by a competitor. The highest bid the Company received for this inventory was approximately $90,000, which was approximately 40% of the amount it had been consigned for. Due to the Company's critical cash situation, the Company accepted the offer and realized an additional loss of approximately $135,000 on the inventory. The remaining loss on the liquidation and disposal of inventory in the approximate amount of $400,000 all related to FOG's inventory. Upon closing FOG on September 1, 1995, the Company had two months to complete all of FOG's work-in-progress and vacate the building, since FOG's lease expired on October 31, 1995. All of FOG's inventory which RSI could utilize was sold to RSI at its cost, and the remainder of FOG's inventory was liquidated to various competitors in a manner similar to and at discounted rates similar to the liquidation of CUI and RSIIP's inventories.

         The total charges to close CUI and FOG amounted to $1,434,029, and were directly a result of the modifications to the restructuring plan, primarily caused by the deterioration of the Company's working capital position as operating losses mounted and the credit facility was reduced and then eliminated. These charges were not anticipated at the time the restructuring plan was adopted, or at the time the Company's March 31, 1995 financial statements were released. They were included in the Company's restructuring charge for the year ended March 31, 1996, and the breakdown is as follows:

         Impairment of FOG goodwill                         $  563,562
         Liquidation and disposal of inventory                 531,621
         Realized loss on sale of equipment                    100,048
         Impairment of certain prepaid expenses and
           other current assets                                 84,393
         Labor and other costs to vacate leased space           41,644
         Other                                                 112,761
                                                            ----------
                                                            $1,434,029
                                                            ==========



                                      3-22

                                    EXHIBIT 4

             ARTICLE 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SECTION 10-1320.  NOTICE OF DISSENTERS' RIGHTS

         A. If proposed corporate action creating dissenters' rights under
Section 10-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article.

         B. If corporate action creating dissenters' rights under Section 10-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and shall send them the dissenters' notice described in Section 10-1322.

SECTION 10-1321.  NOTICE OF INTENT TO DEMAND PAYMENT

         A. If proposed corporate action creating dissenters' rights under
Section 10-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall both:

         1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

         2. Not vote the shares in favor of the proposed action.

         B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for the shares under this article.

SECTION 10-1322.  DISSENTERS' NOTICE

         A. If proposed corporate action creating dissenters rights under
Section 10-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 10-1321.

         B. State dissenters' notice shall be sent no later than ten days after the corporate action is taken and shall:

         1. State where the payment demand must be sent and where and when certificates for certificated shares shall be deposited.

         2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

         3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

         4. Set a date by which the corporation must receive the payment demand, which date shall be at least thirty but not more than sixty days after the date the notice provided by subsection A of this section is delivered.

         5. Be accompanied by a copy of this article.

                                       4-1

SECTION 10-1323.  DUTY TO DEMAND PAYMENT

         A. A shareholder sent a dissenters' notice described in Section 10-1322 shall demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to Section 10-1322, subsection B, paragraph 3 and deposit the shareholder's certificates in accordance with the terms of the notice.

         B. A shareholder who demands payment and deposits the shareholder's certificates under subsection A of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         C. A shareholder who does not demand payment or does not deposit the shareholder's certificates if required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under the article.

SECTION 10-1324.  SHARE RESTRICTIONS

         A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under Section 10-1326.

         B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION 10-1325.  PAYMENT

         A. Except as provided in Section 10-1327, as soon as the proposed corporate action is taken, or if such action is taken without a shareholder vote, on receipt of a payment demand, the corporation shall pay each dissenter who complied with Section 10-1323 the amount the corporation estimates to be the fair value of the dissenter's shares plus accrued interest.

         B. The payment shall be accompanied by all of the following.

         1. The corporation's balance shall as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

         2. A statement of the corporation's estimate of the fair value of the shares.

         3. An explanation of how the interest was calculated.

         4. A statement of the dissenter's right to demand payment under Section 10-1328.

         5. A copy of this article.

SECTION 10-1326.  FAILURE TO TAKE ACTION

         A. If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         B. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under Section 10-1322 and shall repeat the payment demand procedure.

                                       4-2

SECTION 10-1327.  AFTER-ACQUIRED SHARES

         A. A corporation may elect to withhold payment required by Section 10-1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters' right to demand payment under
Section 10-1328.

SECTION 10-1328.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

         A. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due and either demand payment of the dissenter's estimate, less any payment under Section 10-1325, or reject the corporation's offer under Section 10-1327 and demand payment of the fair value of the dissenter's shares and interest due, if either:

         1. The dissenter believes that the amount paid under Section 10-1325 or offered under Section 10-1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

         2. The corporation fails to make payment under Section 10-1325 within sixty days after the date set for demanding payment.

         3. The corporation, having failed to take the proposed action, does not return the deposited certificates or does not release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

         B. A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                       4-3

                               [FRONT OF CARD]
                            P R E L I M I N A R Y
RECONDITIONED SYSTEMS, INC.                                                PROXY
444 WEST FAIRMONT, TEMPE, ARIZONA 85282
- - --------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned appoints Wayne Collignon and Dirk Anderson, and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote, as designated on the reverse side hereof, all shares of Common Stock or Preferred Stock, or both, of Reconditioned Systems, Inc. held by the undersigned on June 21, 1996, at the 1996 Annual Meeting of Stockholders to be held on July 15, 1996. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the Annual Meeting and are authorized to cumulate votes with respect to the election of directors.
         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS.

                               (Continued and to be SIGNED on the reverse side.)
- - --------------------------------------------------------------------------------
                              [REVERSE OF CARD]
Please mark boxes X in blue or black ink. This Board of Directors recommends a vote FOR each of the proposals listed below.

1. Approval of the amendment to the Articles of Incorporation to provide for the automatic conversion of Preferred Stock into Common Stock.

                               / /  FOR  / /  AGAINST   / /  ABSTAIN

2. Approval of the amendment to the Articles of Incorporation to provide for a six-to-one reverse stock split (conditioned upon approval of Proposal One).

                               / /  FOR  / /  AGAINST   / /  ABSTAIN

3. Approval of the amendment to the Articles of Incorporation to make certain technical corrections and to eliminate the liability of directors to the Company and the Stockholders.

                               / /  FOR  / /  AGAINST   / /  ABSTAIN

4. Approval of the amendment and restatement of the Company's Bylaws.

                               / /  FOR  / /  AGAINST   / /  ABSTAIN

5. Election of Directors: Wayne R. Collignon, Dirk D. Anderson, and Scott W.
Ryan
   / /  FOR the nominees listed above.

   / /  Withhold authority to vote for the following nominees: ________________

6. Ratification of the appointment of Semple & Cooper, PLC as independent public accountants.
                               / /  FOR  / /  AGAINST   / /  ABSTAIN

                         Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         Date _____________________ , 1996
                         Signature _____________________________________
                         Signature if held jointly _____________________

(Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.)